Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-132469
333-132469-01
333-132469-02

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)

8.875% Fixed-to-Floating Rate Junior Subordinated Notes due 2068	$600,000,000	$23,580

________

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Prospectus Supplement

(To Prospectus dated March 16, 2006)

$600,000,000

Prudential Financial, Inc.

8.875% Fixed-to-Floating Rate Junior Subordinated

Notes due 2068

The 8.875% Fixed-to-Floating Rate Junior Subordinated Notes due 2068, or the “notes”, are our unsecured, subordinated debt instruments and will bear interest from the date they are issued to, but excluding, June 15, 2018, at an annual rate of 8.875%, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2008 and ending on June 15, 2018. From and including June 15, 2018, the notes will bear interest at an annual rate equal to three-month LIBOR plus 5.0%, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2018. We have the right, on one or more occasions, to defer the payment of interest on the notes as described in this prospectus supplement. We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus supplement until we have deferred interest for five consecutive years or, if earlier, made a payment of current interest during a deferral period. We may defer interest for one or more consecutive interest periods up to ten years without giving rise to an event of default. Deferred interest will accrue additional interest at an annual rate equal to the annual interest rate then applicable to the notes. In the event of our bankruptcy, holders of the notes may have a limited claim for deferred interest.

The principal amount of the notes will become due on June 15, 2038, or, if that day is not a business day, on the next business day (the “scheduled maturity date”), only to the extent that we have received proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 and not less than ten business days prior to such date. We will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient net proceeds from the issuance of qualifying capital securities to permit repayment of the notes in full on the scheduled maturity date. If we have not raised sufficient net proceeds to permit repayment of the notes on the scheduled maturity date, we will repay the notes to the extent of such net proceeds, and the unpaid portion will remain outstanding and will continue to bear interest at three-month LIBOR plus 5.0%, payable quarterly. We will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the remaining principal amount of the notes on the following quarterly interest payment date, and on each quarterly interest payment date thereafter, until the notes are paid in full. On June 15, 2068, or, if that day is not a business day, on the next business day (the “final maturity date”), we must pay any remaining outstanding principal and accrued and unpaid interest in full on the notes whether or not we have sold qualifying capital securities.

We may elect to redeem any or all of the notes at any time. Any redemption prior to June 15, 2048 will be subject to our covenants in the Replacement Capital Covenant, as described in this prospectus supplement. In the case of a redemption before June 15, 2018, the redemption price will be equal to the greater of (x) 100% of the principal amount of the notes being redeemed and (y) the applicable make-whole amount described herein, in each case plus any accrued and unpaid interest. The applicable make-whole amount will be lower in the case of a redemption of all outstanding notes in connection with a tax event or rating agency event. In the case of a redemption on or after June 15, 2018, the redemption price will be equal to 100% of the principal amount of the notes being redeemed plus any accrued and unpaid interest.

Investing in the notes involves risks. See “ Risk Factors” beginning on page S-8 of this prospectus supplement and the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007 and other periodic reports, incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	99.714%	$598,284,000
Underwriting discount	1.000%	$ 6,000,000
Proceeds, before expenses, to Prudential Financial, Inc.	98.714%	$592,284,000

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg (“Clearstream Luxembourg”) and Euroclear Bank N.V./S.A. (“Euroclear”) against payment in New York, New York on or about June 17, 2008.

Joint Bookrunning Managers

JPMorgan	Morgan Stanley	Wachovia Securities
Joint Structuring Advisor	Joint Structuring Advisor

Citi	Credit Suisse	Goldman, Sachs & Co.	Lehman Brothers	UBS Investment Bank

BMO Capital Markets	BNP PARIBAS	BNY Mellon Capital Markets, LLC	RBS Greenwich Capital	Loop Capital Markets, LLC	The Williams Capital Group, L.P.

Prospectus Supplement dated June 12, 2008.

Prospectus Supplement

Prospectus

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Incorporation of Information by Reference” on page S-58 of this prospectus supplement. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

References in this prospectus supplement to the “Company”, “Prudential Financial, Inc.”, “Prudential Financial”, “we”, “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities they describe and only under circumstances and in jurisdictions where it is lawful to do so. The information provided by or incorporated by reference in this prospectus supplement and the accompanying prospectus may only be accurate on the date of the document containing the information.

Any investor purchasing the notes in this offering is solely responsible for ensuring that any offer or resale of the notes it purchased in this offering occurs in compliance with applicable laws and regulations.

SUMMARY

The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this prospectus supplement. You should read and consider carefully all of this information, including the information set forth under “Risk Factors”, as well as the financial statements in our Current Report on Form 8-K dated May 16, 2008 that are incorporated by reference herein, before making an investment decision.

Prudential Financial, Inc.

Business

Prudential Financial, Inc., a financial services leader with approximately $648 billion of assets under management as of December 31, 2007, has operations in the United States, Asia, Europe and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, mutual funds, pension and retirement-related services and administration, investment management, real estate brokerage and relocation services, and, through a joint venture, retail securities brokerage services. We provide these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry.

We are a holding company whose principal asset is our investments in subsidiaries. As a holding company, we are dependent on dividends, loans or advances, or other intercompany transfers of funds from our subsidiaries to meet our obligations. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment. Because we are principally a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the notes will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Prudential Financial, Inc. has two classes of common stock outstanding: our Class A common stock, which we refer to as our “common stock” in this prospectus supplement and which began trading on December 13, 2001 on the New York Stock Exchange under the symbol “PRU”, reflects the performance of the Financial Services Businesses, while our Class B stock, which was issued through a private placement and does not trade on any exchange, reflects the performance of the Closed Block Business. On December 18, 2001, our date of demutualization, The Prudential Insurance Company of America converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became an indirect, wholly owned subsidiary of Prudential Financial, Inc.

We are incorporated under the laws of the State of New Jersey.

Additional information about Prudential Financial, Inc. and its subsidiaries can be found in our documents filed with the Securities and Exchange Commission, which are incorporated herein by reference. See “Incorporation of Information by Reference” and “Where You Can Find More Information” in this prospectus supplement.

Our Executive Offices

Our registered office and principal executive offices are located at 751 Broad Street, Newark, New Jersey 07102. Our telephone number is (973) 802-6000.

The Notes

Repayment of Principal

We must repay the principal amount of the notes, together with accrued and unpaid interest, on June 15, 2038, or, if that day is not a business day, on the next business day (the “scheduled maturity date”), subject to the limitations described below.

We are required to repay the notes on the scheduled maturity date only to the extent of the net proceeds we have raised from the issuance of qualifying capital securities, as described under “Description of the Replacement Capital Covenant”, during a 180-day period ending on a notice date not more than 15 and not less than ten business days prior to the scheduled maturity date. We are required to use our commercially reasonable efforts, subject to a “market disruption event”, as described under “Description of the Junior Subordinated Notes—Market Disruption Events”, to raise sufficient net proceeds from the issuance of qualifying capital securities to permit repayment of the notes in full on the scheduled maturity date in accordance with the foregoing requirement. If we have not raised sufficient net proceeds to permit repayment of the notes on the scheduled maturity date, we will repay the notes to the extent of such net proceeds, and the unpaid portion will remain outstanding and will continue to bear interest at three-month LIBOR plus 5.0%, payable quarterly. We will continue to use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the remaining principal amount of the notes on the following quarterly interest payment date, and on each quarterly interest payment date thereafter, until the notes are paid in full.

Any unpaid principal amount of the notes, together with accrued and unpaid interest, will be due and payable on June 15, 2068, or, if that day is not a business day, on the next business day (the “final maturity date”), or upon acceleration following an event of default, regardless of the amount of qualifying capital securities we have issued and sold.

Interest

Interest on the notes will accrue from June 17, 2008. From and including June 17, 2008 to but excluding June 15, 2018, the notes will bear interest at an annual rate of 8.875%. We will pay that interest semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2008, subject to our rights and obligations described under “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” and “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”. From and including June 15, 2018, the notes will bear interest at an annual rate equal to three-month LIBOR plus 5.0% payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (or if any of these days is not a business day, on the next business day), beginning on September 15, 2018, subject to our rights and obligations described under “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” and “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”. In the event that any interest payment date prior to June 15, 2018 falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no interest will accrue as a result of that postponement.

Option to Defer Interest Payments

We have the right on one or more occasions to defer the payment of interest on the notes for one or more consecutive interest periods that do not exceed ten years without giving rise to an event of default. We may defer payment of interest prior to, on or after the scheduled maturity date, subject to our obligations described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” and “Description of the Junior Subordinated Notes—Repayment of Principal”. We may not defer interest beyond the final maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier repayment in full or redemption of the notes. Deferred interest on the notes will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law.

During any deferral period, we generally will not be permitted to make any payments of deferred interest on the notes (and compounded interest thereon) from any source other than “eligible proceeds”, as defined under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”.

Commencing on the earlier of (i) the first interest payment date during a deferral period on which we pay current interest on the notes and (ii) the fifth anniversary of the commencement of a deferral period, we will, subject to the occurrence and continuation of a “market disruption event”, as defined under “Description of the Junior Subordinated Notes—Market Disruption Events”, sell “qualifying APM securities” as defined below under “—Alternative Payment Mechanism”, and apply the eligible proceeds to pay accrued and unpaid deferred interest on the notes.

We have no present intention of exercising our right to defer payment of interest.

Alternative Payment Mechanism

Subject to the conditions described in “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” and to the exclusions described in “Description of the Junior Subordinated Notes—Market Disruption Events”, if we defer interest on the notes, we will be required, commencing on the earlier of (i) the first interest payment date on which we pay current interest on the notes (which we may do from any source of funds) and (ii) the fifth anniversary of the commencement of the deferral period, if on such date such deferral period has not ended, to issue qualifying APM securities until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest (including compounded interest thereon) on the notes. We refer to this method of funding the payment of deferred interest as the “alternative payment mechanism”. See “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”.

“Qualifying APM securities” means our common stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, provided that we may, without the consent of the holders of the notes, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) and/or mandatorily convertible preferred stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards used by us in our principal public financial reports becomes effective or applicable to us such that there is more than an insubstantial risk that failure to eliminate common stock or qualifying warrants and/or mandatorily convertible preferred stock from the definition would result in a reduction in our earnings per share as calculated in accordance with such accounting standard or interpretive guidance. The trustee will promptly notify the holders of the notes, in the manner contemplated in the junior subordinated indenture, of any such change in the definition of “qualifying APM securities”.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will be a breach of the junior subordinated indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the notes will be limited in such circumstances as described under “Risk Factors—As a holder of the notes, you will have limited rights of acceleration”.

Subordination

The notes will be unsecured, subordinated and junior in right of payment to all of our existing and future senior indebtedness. Senior indebtedness will include, among other things, all of our indebtedness for borrowed money but will not include (1) obligations to trade creditors created or assumed by us in the ordinary course of business or (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the notes. All of our existing indebtedness for money borrowed is senior to the notes. As of December 31, 2007, our short- and long-term debt ranking senior to the notes upon liquidation, on an unconsolidated basis, totaled approximately $16.7 billion. Payments on the notes will also be effectively subordinated to all existing and future liabilities of our subsidiaries to the extent of the assets of such subsidiaries. As of December 31, 2007, our subsidiaries had total liabilities of approximately $445 billion (including policyholders’ account balance liability and reserves for future policy benefits and claims of approximately $196 billion). See “Description of the Junior Subordinated Notes—Subordination” for the definition of “senior indebtedness”.

The terms of the notes permit us to make any payment of current or deferred interest on our indebtedness that ranks on a parity with the notes upon our liquidation, or “pari passu securities”, that is made pro rata to the amounts due on such pari passu securities (including the notes), provided that such payments are made in accordance with the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”, to the extent it applies, and any payments of principal or current or deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities.

Certain Payment Restrictions Applicable to Prudential

At any time when we have given notice of our election to defer interest payments on the notes but the related deferral period has not yet commenced or a deferral period is continuing, we and our subsidiaries generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation on a parity with or junior to the notes, subject to certain limited exceptions. In addition, subject to certain limited exceptions, if any deferral period lasts longer than one year, we and our subsidiaries generally may not redeem or purchase securities that upon our liquidation would rank pari passu or junior to any of our qualifying APM securities, the proceeds of which were used to settle deferred interest during the relevant deferral period, until the first anniversary of the date on which all deferred interest has been paid.

Redemption of the Notes

We may elect to redeem any or all of the notes at any time. In the case of a redemption before June 15, 2018, the redemption price will be equal to the greater of (x) 100% of the principal amount of the notes being redeemed and (y) the applicable make-whole amount, in each case plus any accrued and unpaid interest. The applicable make-whole amount will be lower in the case of a redemption of all outstanding notes in connection with a tax event or rating agency event. In the case of a redemption on or after June 15, 2018, the redemption price will be equal to 100% of the principal amount of the notes being redeemed plus any accrued and unpaid interest. For a description of the applicable make-whole amounts, including the definitions of tax event and rating agency event, see “Description of the Junior Subordinated Notes—Redemption”.

Any redemption of the notes before June 15, 2048 will be subject to the covenants described under the section entitled “Description of the Replacement Capital Covenant”.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of the notes, whether voluntary or not, a holder of notes will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) to the extent the amount of such interest exceeds an amount equal to the earliest two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s notes.

Events of Default

The following events are “events of default” under the junior subordinated indenture with respect to the notes:

•

the failure to pay interest, including compounded interest, in full on any notes for a period of 30 days after the conclusion of a ten-year period following the commencement of any deferral period if such deferral period has not ended prior to the conclusion of such ten-year period;

•	the failure to pay principal on the notes when due, subject to the limitations described below under “Description of the Junior Subordinated Notes—Repayment of Principal”; or

•	certain events of bankruptcy, insolvency or receivership involving us.

If an event of default described in the first two bullet points above occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the entire principal amount of, and all accrued but unpaid interest on, all notes to be due and payable immediately. If an event of default occurs involving certain events of our bankruptcy, insolvency or receivership, the principal amount of the notes will automatically become due and payable.

We will not be in default of our obligations, nor will an event of default occur, if we elect to defer interest in accordance with the terms of the notes (as described in “—Option to Defer Interest Payments” above), or if we do not pay principal on the notes at or after the scheduled maturity date (as described in “—Repayment of Principal” above) as a result of our failure to raise sufficient proceeds from the issuance of qualifying capital securities, provided that we have used our commercially reasonable efforts to do so.

Material United States Federal Income Tax Considerations

There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. Based on, among other things, certain assumptions and certain representations made by us, Debevoise & Plimpton LLP, our special tax counsel, will render its opinion generally to the effect that, although the matter is not free from doubt, under then applicable law the notes will be treated as indebtedness for U.S. federal income tax purposes. Such opinion is not binding on the Internal Revenue Service (“IRS”) or any court and there can be no assurance that the IRS or a court will agree with such opinion. We agree, and by acquiring an interest in a note each beneficial owner of a note agrees, to treat the notes as indebtedness for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations”.

Form

The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems.

Replacement Capital Covenant

Around the time of the initial issuance of the notes, we will enter into a “replacement capital covenant” in which we will covenant for the benefit of holders of one or more designated series of our indebtedness, other than the notes (which initially will be our 6.625% senior notes due 2037 (CUSIP No. 74432QBD6)), that neither we nor any of our subsidiaries will repay, redeem, defease or purchase the notes before June 15, 2048, except to the extent that the amount repaid, redeemed, defeased or purchased does not exceed the sum of (i) the “applicable percentage” (as defined under “Description of the Replacement Capital Covenant”) of the aggregate amount of net cash proceeds we and our subsidiaries have received from the sale of specified securities in the specified amounts described therein and (ii) the “applicable percentage” of the market value of common stock that we and our subsidiaries have issued (determined as of the date of issuance) in connection with the conversion of specified non-equity convertible securities, in each case during the applicable “measurement period” (as defined under “Description of the Replacement Capital Covenant”).

The replacement capital covenant will terminate upon the occurrence of certain events, including an acceleration of the notes due to the occurrence of an event of default. The replacement capital covenant is not intended for the benefit of holders of the notes and may not be enforced by them, except that we will agree in the junior subordinated indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption, defeasance or purchase of the notes is permitted, except with the consent of the holders of a majority in outstanding principal amount of the notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain of the statements included in this prospectus supplement may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects”, “believes”, “anticipates”, “includes”, “plans”, “assumes”, “estimates”, “projects”, “intends”, “should”, “will”, “shall”, or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others:

•	general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate and other financial markets;

•	interest rate fluctuations;

•	domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life;

•	fluctuations in foreign currency exchange rates and foreign securities markets;

•	regulatory or legislative changes;

•	changes in tax law;

•	changes in statutory or U.S. GAAP accounting principles, practices or policies;

•

differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes;

•	reestimates of our reserves for future policy benefits and claims;

•	changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill;

•	investment losses and defaults;

•	changes in our claims-paying or credit ratings;

•	competition in our product lines and for personnel;

•	economic, political, currency and other risks relating to our international operations;

•

Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions;

•	risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business;

•	ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks;

•	changes in assumptions for retirement expense;

•	adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; and

•	effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions.

Prudential Financial does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

You should review carefully the section captioned “Risk Factors” in this prospectus supplement for a more complete discussion of the risks of an investment in the notes.

RISK FACTORS

Your investment in the notes will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the notes before deciding whether an investment in the notes is suitable for you. In addition to the risk factors relating to the notes set forth below, we also specifically incorporate by reference into this prospectus supplement the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.

Our obligation to repay the notes on the scheduled maturity date is subject to the issuance of qualifying capital securities.

Our obligation to repay the notes on the scheduled maturity date is limited. We are required to repay the notes on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities (as defined under “Description of the Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 15 and less than ten business days prior to such date. If we have not raised sufficient net proceeds from the issuance of qualifying capital securities to permit repayment of the notes on the scheduled maturity date, we will not be required to repay the unpaid amount until (i) we have raised sufficient net proceeds from the issuance of qualifying capital securities to permit repayment in full in accordance with this requirement, (ii) we redeem the notes, (iii) an event of default occurs and the notes are accelerated or (iv) the final maturity date for the notes. Our ability to raise sufficient net proceeds in connection with this obligation to repay the notes will depend on, among other things, market conditions at the time the obligation arises and our financial strength, performance and prospects, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient net proceeds from the issuance of qualifying capital securities to repay the notes during the 180-day period referred to above and on each interest payment date after the scheduled maturity date until the notes are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy with respect to the notes until the final maturity date, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

We have the right to defer interest for ten years without causing an event of default.

We have the right at one or more times to defer interest on the notes for one or more consecutive interest periods that do not exceed ten years. Although we would be subject to the alternative payment mechanism after we have deferred interest for a period of five consecutive years (or upon our payment of current interest after a deferral), if we are unable to raise sufficient eligible proceeds (as defined in “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”), we may defer payments of accrued interest on the notes for one or more consecutive interest periods that do not exceed ten years without causing an event of default with respect to the notes. During any such deferral period, holders of notes will receive limited or no current payments on the notes and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the ten-year deferral period, at the final maturity date or, if applicable, at the earlier accelerated maturity date, redemption date or repayment date of the notes.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we generally will not be permitted to pay deferred interest on the notes (or compounded interest thereon) during the deferral period from any source other than the eligible proceeds from the issuance of qualifying APM securities, as described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”. The “preferred stock issuance cap” limits the net proceeds from the issuance of qualifying preferred stock and mandatorily convertible preferred stock that we may apply to the payment of deferred interest with respect to all deferral periods to 25% of the aggregate principal amount of the notes issued in this offering. The “common equity issuance cap” limits our obligation to issue common stock (or, if we have amended the definition of “qualifying APM securities” to eliminate common stock, qualifying warrants) prior to the fifth anniversary of the commencement of a deferral period to a number of shares of our common stock issued (or issuable upon exercise of such qualifying warrants) to be applied for purposes of funding deferred interest hereunder, that, together with the number of shares of our common stock previously issued or issuable upon exercise of qualifying warrants previously issued during such deferral period for such purposes, does not exceed 2% of the total number of shares of our outstanding common stock as of the date of our most recent publicly available consolidated financial statements immediately prior to the date of such issuance. Additionally, we will not be required to sell our common stock or mandatorily convertible preferred stock (or, if we have amended the definition of “qualifying APM securities” to eliminate common stock, qualifying warrants) for purposes of paying deferred interest on the notes to the extent that the number of shares of our common stock to be so issued (or which would be issuable upon exercise or conversion of any such qualifying warrants or mandatorily convertible preferred stock) would exceed the “share cap amount”. The “share cap amount” is initially 110 million shares of common stock (or 220 million shares of common stock if we have amended the definition of “qualifying APM securities” to eliminate common stock), subject to increase as described below under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”. If we have reached the share cap amount and the preferred stock issuance cap, we may continue to defer interest on the notes, and such deferral will not constitute an event of default unless such deferral period exceeds ten years.

The occurrence of a market disruption event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the notes. Market disruption events may occur as a result of events and circumstances both within and beyond our control, such as the failure to obtain approval of our stockholders or a regulatory body or governmental authority to issue qualifying APM securities notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times that we are subject to the restrictions on dividends as a result of the deferral of interest. See “Description of the Junior Subordinated Notes—Option to Defer Interest Payments”, “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” and “Description of the Junior Subordinated Notes—Market Disruption Events”.

We have the ability under certain circumstances to narrow the definition of qualifying APM securities, which may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

We may, without the consent of the holders of the notes, amend the definition of “qualifying APM securities” to eliminate common stock, qualifying warrants (but not both) and/or mandatorily convertible preferred stock from the definition if, after the issue date of the notes, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards used by us in our principal public financial reports becomes effective or applicable to us, such that there is more than an insubstantial risk that failure to eliminate common stock, qualifying warrants and/or mandatorily convertible preferred stock from the definition would result in a reduction in our earnings per share, as calculated in accordance with such accounting standard or interpretive guidance. The elimination of common stock, qualifying warrants or mandatorily convertible preferred stock from the definition of qualifying APM securities, together with continued application of the preferred stock issuance cap, may make it more difficult for us to sell sufficient qualifying APM securities to fund the payment of deferred interest.

Deferral of interest payments and other characteristics of the notes could adversely affect the market price of the notes.

We currently do not intend to exercise our right to defer payments of interest on the notes. However, if we exercise that right in the future, the market price of the notes is likely to be affected. As a result of our deferral right, the market price of the notes may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the notes and you sell your notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its notes until we pay the deferred interest at the end of the applicable deferral period.

The notes are unlike traditional subordinated debt securities not only with respect to the possible optional deferral of interest, but also because holders have limited remedies, and our obligation to repay the principal amount of the notes prior to the final maturity date is subject to conditions. Investor demand for securities with the characteristics of the notes may change as these characteristics are assessed by market participants, regulators, rating agencies and others. Accordingly, the notes that you purchase, may trade at a significant discount to the price that you paid.

The junior subordinated indenture does not limit the amount of indebtedness we may issue, including indebtedness that ranks senior to or pari passu with the notes upon our liquidation or in right of payment as to principal or interest, and other future liabilities may rank senior to or equally with the notes in right of payment upon liquidation.

The notes will be subordinate and junior in right of payment to our senior indebtedness, which includes all of our obligations for money borrowed (other than the notes and other obligations issued under the junior subordinated indenture), as well as other obligations such as capital leases, but will not include (1) obligations to trade creditors created or assumed by us in the ordinary course of business or (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the notes. All of our existing indebtedness for money borrowed is senior indebtedness. The terms of the junior subordinated indenture do not limit our ability to incur additional debt, including secured or unsecured debt. As of December 31, 2007, our short- and long-term debt ranking senior to the notes upon liquidation, on a non-consolidated basis, totaled approximately $16.7 billion in principal amount. This does not include obligations, including policyholder claims, of our subsidiaries, to which holders of the notes are structurally subordinated (see the risk factor entitled “The notes will be effectively subordinated to the obligations of our subsidiaries”).

“Pari passu securities” means indebtedness that by its terms ranks in right of payment upon our liquidation on a parity with the notes. We may issue pari passu securities as to which we are required to make payments of interest that are not made pro rata with payments of interest on other pari passu securities (including the notes) and that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities. The terms of the notes permit us to make (i) any payment of current or deferred interest on pari passu securities that is made pro rata to the amounts due on such pari passu securities (including the notes), provided that such payments are made in accordance with the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” to the extent it applies, (ii) any payment of principal or current or deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities and (iii) any payment of principal on pari passu securities having the same scheduled maturity date as the notes, provided that such pari passu securities have a scheduled maturity date provision that is substantially similar to that applicable to the notes and the payment of principal is made pro rata to all the pari passu securities having such a provision, including the notes.

Our ability to meet our obligations under the notes is dependent upon distributions from our subsidiaries, but our subsidiaries’ ability to make distributions is limited by law and certain contractual agreements.

We are a holding company whose principal assets are our investments in our subsidiaries. As a holding company, we are dependent on dividends, loans or advances, or other intercompany transfers of funds from our subsidiaries to meet our obligations. These subsidiaries are separate legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment. New Jersey insurance law provides that, except in the case of extraordinary dividends or distributions, all dividends or distributions paid by our insurance subsidiaries may be declared or paid only from unassigned surplus, as determined pursuant to statutory accounting principles, less unrealized investment gains and revaluation of assets. Our New Jersey insurance subsidiaries must also notify the New Jersey insurance regulator of their intent to pay a dividend. If the dividend, together with other dividends or distributions made within the preceding twelve months, would exceed a specified statutory limit, our subsidiaries must also obtain the prior non-disapproval of the New Jersey insurance regulator. In addition to regulatory restrictions, the ability of some of our subsidiaries to make distributions to us is limited by contractual agreements.

The notes will be effectively subordinated to the obligations of our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Because we are principally a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent that we may be recognized as a creditor of that subsidiary. The applicable insurance laws of the jurisdiction where each of our insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, as a shareholder, would be entitled to receive any distribution from the subsidiary which we might apply to make payments of principal and interest on the notes or other indebtedness.

Accordingly, our obligations under the notes will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of notes, should look only to our assets for payment thereunder. As of December 31, 2007, our subsidiaries had total liabilities of approximately $445 billion (including our policyholders’ account balance liability and reserves for future policy benefits and claims of approximately $196 billion).

Our right to repay, redeem, defease or purchase the notes is limited by a replacement capital covenant that we are making in favor of certain of our senior debtholders.

At or around the time of issuance of the notes, we will enter into a replacement capital covenant pursuant to which we will covenant that neither we nor any of our subsidiaries will repay, redeem, defease or purchase all or any part of the notes before June 15, 2048, except to the extent that the amount repaid, redeemed, defeased or purchased does not exceed the sum of (i) the “applicable percentage” of the aggregate amount of net cash proceeds we or our subsidiaries have received, during the applicable measurement period from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity and certain other qualifying capital securities and (ii) the “applicable percentage” of the market value of common stock that we and our subsidiaries have issued during the applicable measurement period (determined as of the date of issuance) in connection with the conversion of convertible or exchangeable securities, other than securities for which we or any of our subsidiaries have received equity credit from any rating agency (as described under “Description of the Replacement Capital Covenant”). Although under the replacement capital covenant the principal amount of notes that we may repay, redeem, defease or purchase may be based on the net cash proceeds from certain issuances of the securities listed in the preceding sentence (as described under “Description of the Replacement Capital Covenant”), we may modify the replacement capital covenant without your consent to the extent that such modification does not impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent repayment, redemption, defeasance or purchase of the notes is permitted. In addition, beginning on the scheduled maturity date, we will have no obligation to use commercially reasonable efforts to issue any securities other than qualifying capital securities to repay the notes. See “Description of the Replacement Capital Covenant”.

There can be no assurance that the IRS or a court will agree with the characterization of the notes as indebtedness for U.S. federal income tax purposes.

There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. Thus, no assurance can be given that the IRS or a court will agree with the characterization of the notes as indebtedness for U.S. federal income tax purposes. If, contrary to the opinion of our special tax counsel, the notes were recharacterized as our equity, payments on the notes to non-United States holders would generally be subject to U.S. federal withholding tax at a rate of 30% (or such lower applicable income tax treaty rate). See “Material United States Federal Income Tax Considerations”.

We may redeem the notes at any time. If we redeem the notes in full prior to June 15, 2018, the applicable make-whole redemption price may be lower if there is a challenge to the tax characterization of the notes or certain other events occur.

We may redeem at our option all or any part of the notes at any time. The redemption price for the notes will be equal to their principal amount, if they are redeemed on or after June 15, 2018, and will be equal to the greater of (x) their principal amount and (y) a make-whole amount, if they are redeemed prior to June 15, 2018, in each case plus any accrued and unpaid interest to the date of redemption. The make-whole amount, if applicable, will be lower in the case of redemption of all outstanding notes in connection with the occurrence of certain changes relating to the tax treatment of the notes or the degree of equity credit accorded to the notes by one or more nationally recognized rating agencies. If we redeem the notes, the redemption would be a taxable event to you. See “Description of the Junior Subordinated Notes—Redemption”.

A change in law or regulations, IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the notes could result in the notes being redeemed earlier than would otherwise be the case. See “Description of the Junior Subordinated Notes—Redemption” for a further description of those events.

If interest payments on the notes are deferred, holders of the notes will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If we were to defer interest payments on the notes, the notes would be treated as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States holder would be required to include such stated interest in income as it accrues, regardless of such United States holder’s regular method of accounting, using a constant yield method, before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the notes as taxable income. See “Material United States Federal Income Tax Considerations—United States Holders—Interest Income and Original Issue Discount”.

Claims would be limited upon our bankruptcy, insolvency or receivership.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any notes, whether voluntary or not, a holder of notes will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) to the extent the amount of such interest exceeds an amount equal to the earliest two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s notes.

As a holder of the notes, you will have limited rights of acceleration.

An event of default under the junior subordinated indenture is limited to certain payment defaults, after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and receivership relating to us. The junior subordinated indenture provides that the indenture trustee must give registered holders notice of all defaults or events of default after they become known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the notes, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders. There is no right of acceleration upon breaches by us of other covenants under the junior subordinated indenture, including our obligations under the alternative payment mechanism.

The secondary market for the notes may be illiquid.

The notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. We cannot give any assurance as to the liquidity of any trading market for the notes.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the notes.

The price for the notes depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects;

•

our election to defer payment on the notes discussed above in the risk factor entitled “Deferral of interest payments and other characteristics of the notes could adversely affect the market price of the notes”; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. For purposes of this computation, earnings are defined as income from continuing operations before income taxes, extraordinary gain on acquisition and cumulative effect of accounting change excluding undistributed income from equity method investments, fixed charges and interest capitalized. Fixed charges are the sum of gross interest expense, interest credited to policyholders’ account balances and an estimated interest component of rent expense.

Ratio of Earnings to Fixed Charges

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	1.09	2.23	2.05	2.12	2.19	2.10	1.78

USE OF PROCEEDS

We expect to receive proceeds, after deducting underwriting commissions and other offering expenses, of approximately $591.7 million from this offering. We currently intend to use the proceeds for general corporate purposes and to fund our previously authorized share repurchase program.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a description of the material terms of the notes and the junior subordinated indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the notes and the junior subordinated indenture referred to below, copies of which are available upon request from us.

The notes will be issued pursuant to the subordinated debt indenture, to be dated as of June 17, 2008, between us and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee. We refer to the subordinated debt indenture, as amended and supplemented by a first supplemental indenture, to be dated as of June 17, 2008, as the “junior subordinated indenture”, and to The Bank of New York or its successor, as trustee, as the “trustee”. You should read the junior subordinated indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to registered notes, we mean the person in whose name such note is registered in the security register. We expect that the notes will be held in book-entry form only, as described below under “—Book-Entry System”, and will be held in the name of DTC or its nominee.

The junior subordinated indenture does not limit the amount of debt that we or our subsidiaries may incur under the junior subordinated indenture or under other indentures to which we are or become a party or otherwise. The notes are not convertible into or exchangeable for shares of our common stock, our authorized preferred stock or any other securities.

General

We will initially issue $600,000,000 aggregate principal amount of notes. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions as the notes being offered hereby in all respects, except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby, so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered hereby and any such additional notes would rank equally and ratably in right of payment and would be treated as a single series of junior subordinated debt securities for all purposes under the junior subordinated indenture.

The notes will be subordinated and junior in right of payment to all of our senior indebtedness, as defined under “—Subordination” below.

The Bank of New York will initially serve as paying agent for the notes.

Interest Rate and Interest Payment Dates

Fixed Rate Period

From and including June 17, 2008 to but excluding June 15, 2018, the notes will bear interest at the annual rate of 8.875%, and we will pay accrued interest semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2008, subject to our rights and obligations under “—Option to Defer Interest Payments” and “—Alternative Payment Mechanism” below. We refer to these dates as “fixed-rate interest payment dates” and we refer to the period from and including June 17, 2008 to but excluding the first fixed-rate interest payment date and each successive period from and including a fixed-rate interest payment date to but excluding the next fixed-rate interest payment date as a “fixed-rate interest period”. Interest payments will be made to the persons or entities in whose names the notes are registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant fixed-rate interest payment date. The amount of interest payable for any fixed-rate interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any fixed-rate interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no interest will accrue as a result of that postponement.

“Business day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, (iii) a day on which the corporate trust office of the trustee is closed for business or (iv) on or after June 15, 2018, a day that is not a London banking day.

Floating Rate Period

From and including June 15, 2018, the notes will bear interest at an annual rate equal to three-month LIBOR, as defined below, plus 5.0%, and we will pay accrued interest quarterly in arrears on March 15, June 15, September 15 and December 15 (or if any of these days is not a business day, on the next business day, except that if such business day is in the next succeeding calendar month, the immediately preceding business day), beginning on September 15, 2018, subject to our rights and obligations under “—Option to Defer Interest Payments” and “—Alternative Payment Mechanism” below. We refer to these dates as “floating-rate interest payment dates”, and together with the fixed-rate interest payment dates, as “interest payment dates”, and we refer to the period from and including June 15, 2018 to but excluding the first floating-rate interest payment date and each successive period from and including a floating-rate interest payment date to but excluding the next floating-rate interest payment date as a “floating-rate interest period” and, together with each fixed-rate interest period, an “interest period”. We will pay such accrued interest to the persons or entities in whose names the notes are registered at the close of business on March 1, June 1, September 1 and December 1, as the case may be, immediately preceding the relevant floating-rate interest payment date. The amount of interest payable for any floating-rate interest period will be computed on the basis of a 360-day year and the actual number of days elapsed.

For the purposes of calculating interest due on the notes during any floating rate interest period:

•

“Three-month LIBOR” means, with respect to any floating rate interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR determination date (as defined below) for that floating rate interest period. If such rate does not appear on Reuters Page LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as defined below) after consultation with us, at approximately 11:00 a.m., London time, on the LIBOR determination date for that floating rate interest period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that floating rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that floating rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent after consultation with us, at approximately 11:00 a.m., New York City time, on the first day of that floating rate interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that floating rate interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that floating rate interest period will be the same as three-month LIBOR as determined for the previous floating rate interest period or, in the case of the interest period beginning on June 15, 2018, 2.776%. The establishment of three-month LIBOR for each floating rate interest period by the calculation agent will (in the absence of manifest error) be final and binding.

•	“Calculation agent” means The Bank of New York, or any other successor appointed by us, acting as calculation agent.

•

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by us as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

•	“LIBOR determination date” means the second London banking day (as defined below) immediately preceding the first day of the relevant floating rate interest period.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods that do not exceed ten years. We may defer payment of interest prior to, on or after the scheduled maturity date, subject to our obligations described under “—Alternative Payment Mechanism” and “—Repayment of Principal” below. We may not defer interest beyond the final maturity date, as defined under “—Repayment of Principal—Final Maturity” below, any earlier accelerated maturity date arising from an event of default or any other earlier repayment in full or redemption of the notes.

Deferred interest on the notes will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the notes. When we use the term “interest” in this prospectus supplement, we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

We will agree in the junior subordinated indenture that:

•

immediately following the fifth anniversary of the commencement of a deferral period or, if earlier, the first interest payment date during the deferral period on which we pay current interest on the notes, we will be required, subject to the occurrence and continuation of a “market disruption event” (as defined below under “—Market Disruption Events”), to sell “qualifying APM securities” pursuant to the “alternative payment mechanism” and apply the “eligible proceeds” (as each of these terms are defined below under “—Alternative Payment Mechanism”) to the payment of any deferred interest (including compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of such deferral period; and

•

we will not pay any deferred interest on the notes (including compounded interest thereon) from any source other than eligible proceeds from the issuance of qualifying APM securities prior to the final maturity date, except at any time that the principal amount has been accelerated and such acceleration has not been rescinded or in the case of a business combination to the extent described in the second succeeding paragraph below.

Although our failure to comply with the foregoing obligations with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the junior subordinated indenture, it will not constitute an event of default under the junior subordinated indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the surviving or resulting entity may settle any deferred interest on the next interest payment date following the date of consummation of the business combination with any available funds. The alternative payment mechanism will, however, apply to the deferral period if the surviving or resulting entity does not elect to do so, and will in any event apply to any deferral period that commences after the consummation of the business combination.

At the end of ten years following the commencement of a deferral period, we must pay all accrued and unpaid deferred interest, including compounded interest, and our failure to pay all accrued and unpaid deferred interest, including compounded interest, at the conclusion of such ten-year period will result in an event of default giving rise to a right of acceleration.

If we have paid all deferred interest (including compounded interest thereon) on the notes, we can again defer interest payments on the notes as described above.

We will give the holders of the notes and the trustee written notice of our election to commence or continue a deferral period at least one and not more than 60 business days before the next interest payment date.

We have no present intention of exercising our right to defer payments of interest.

Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances

We will agree in the junior subordinated indenture that, so long as any notes remain outstanding, if

•	we have given notice of our election to defer interest payments on the notes but the related deferral period has not yet commenced, or

•	a deferral period is continuing;

then we will not, nor will we permit our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank upon our liquidation on a parity with or junior to the notes; or

•	make any guarantee payments regarding any guarantee issued by us of securities of any of our subsidiaries if the guarantee ranks upon our liquidation on a parity with or junior to the notes.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of our obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the applicable deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•

the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable deferral period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

(i) any payment of current or deferred interest on debt securities that rank in right of payment upon our liquidation on a parity with the notes (including the notes, “pari passu securities”) that is made pro rata to the amounts due on such pari passu securities (including the notes); provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” below to the extent it applies, and (ii) any payment of principal or current or deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•

any payment of principal in respect of pari passu securities having the same scheduled maturity date as the notes, as required under a provision of such pari passu securities that is substantially the same as the provision described below under “—Repayment of Principal”, and that is made on a pro rata basis among one or more series of pari passu securities having such a provision and the notes.

For the avoidance of doubt, no terms of the notes will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.

In addition, if any deferral period lasts longer than one year, we may not redeem or purchase, nor permit any of our subsidiaries to purchase, any of our securities that on our liquidation rank pari passu with or junior to any of our qualifying APM securities the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply if the surviving or resulting entity settles all deferred interest on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” above and to the exclusions described in this section and in “—Market Disruption Events” below, if we defer interest on the notes, we will be required, commencing on the earlier of (i) the first interest payment date on which we pay current interest on the notes (which we may do from any source of funds) and (ii) the fifth anniversary of the commencement of the deferral period, if on such date such deferral period has not ended, to issue qualifying APM securities until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest (including compounded interest thereon) on the notes. We refer to this method of funding the payment of deferred interest as the “alternative payment mechanism”.

We will agree to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (including compounded interest thereon) on the notes.

Notwithstanding the foregoing, our rights and obligations under the alternative payment mechanism are subject to the following limitations:

•	we are not required to issue common stock (or, if we have amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) prior to the fifth anniversary of the commencement of a deferral period, if the number of shares of common stock issued (or issuable upon the exercise of such qualifying warrants) to be applied for purposes of funding deferred interest hereunder plus the number of shares of common stock previously issued or issuable upon the exercise of previously issued qualifying warrants during such deferral period for such purposes would exceed an amount equal to 2% of the total number of shares of our issued and outstanding common stock as of the date of our most recent publicly available consolidated financial statements immediately prior to the date of such issuance (the “common equity issuance cap”);

•

we are not permitted to issue qualifying preferred stock or mandatorily convertible preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock and mandatorily convertible preferred stock applied, together with the net proceeds of all prior issuances of qualifying preferred stock and any still-outstanding mandatorily convertible preferred stock applied, during the current and all prior deferral periods to pay interest on the notes pursuant to the alternative payment mechanism would exceed 25% of the aggregate principal amount of the notes (the “preferred stock issuance cap”); and

•	so long as the definition of “qualifying APM securities” has not been amended to eliminate common stock, as discussed below:

•

the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the notes, and

•	no class of investors of our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common equity issuance cap for a deferral period, we will not be obligated to issue more common stock (or, if we have amended the definition of “qualifying APM securities” to eliminate common stock, qualifying warrants) as described above, pursuant to the alternative payment mechanism, prior to the fifth anniversary of the commencement of such deferral period even if the number of our outstanding shares of common stock subsequently increases. The common equity issuance cap will cease to apply with respect to a deferral period following the fifth anniversary of the commencement of that deferral period, at which point we must pay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event and the share cap amount, described below. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently repay all deferred interest, the common equity issuance cap will cease to apply with respect to a deferral period at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable) that we have received during the 180 days prior to the related interest payment date from the issuance or sale of qualifying APM securities, up to the preferred stock issuance cap in the case of qualifying APM securities that are qualifying preferred stock or mandatorily convertible preferred stock, to persons that are not our subsidiaries.

In addition to the common equity issuance cap and the preferred stock issuance cap, we are not required to sell shares of common stock or mandatorily convertible preferred stock (or, if we have amended the definition of “qualifying APM securities” to eliminate common stock, qualifying warrants) for purposes of paying deferred interest on the notes if the number of shares of common stock to be sold (or which would be issuable upon exercise or conversion of mandatorily convertible preferred stock or qualifying warrants sold), together with the number of shares of common stock previously sold (or issued upon conversion or exercise of mandatorily convertible preferred stock or qualifying warrants that we were required to sell as a result of an amendment to the definition of “qualifying APM securities”, or issuable upon conversion or exercise of still-outstanding mandatorily convertible preferred stock or such qualifying warrants) for purposes of paying deferred interest on the notes would be in excess of 110 million (or 220 million if we have amended the definition of “qualifying APM securities” to eliminate common stock), as adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction (the “share cap amount”). If at any time deferred interest is outstanding under the notes, we will increase the share cap amount, as necessary, such that it is at least equal to the number of shares of common stock that we would need to issue to raise sufficient proceeds to pay (assuming a price per share equal to the average of the “current market price” (as defined below) of shares of our common stock over the ten-trading day period preceding such date) three times the then outstanding deferred interest on the notes (including compounded interest thereon) up to a maximum of ten years of interest (including compounded interest thereon); provided that we will only be required to increase the share cap amount to the extent that such increase does not result in a share cap amount that is greater than (i) the number of authorized and unissued shares of common stock at the time of such increase minus (ii) the maximum number of shares of common stock that can be issued under existing options, warrants, convertible securities, equity-linked contracts and other agreements of any type that require us to issue a determinable number of shares of common stock (such maximum number the “Fixed Commitments”). If the increase in the share cap amount is limited due to the proviso in the immediately preceding sentence or if the number of authorized and unissued shares of common stock reduced by the Fixed Commitments is less than the share cap amount, we will use commercially reasonable efforts to obtain shareholder consent at the next annual meeting of our shareholders to increase the number of shares of our authorized common stock so that such proviso does not limit the share cap amount and the number of authorized and unissued shares of common stock reduced by the Fixed Commitments is at least equal to the increased share cap amount. For purposes of determining the amounts accruing during the period after June 15, 2018, the interest (other than outstanding deferred interest) will be computed by reference to spot three-month LIBOR on the calculation date plus a margin equal to 5.0%.

If, as of a date no more than 15 and no less than ten business days in advance of any interest payment date, we have not raised sufficient eligible proceeds to pay all deferred interest (including compounded interest thereon) on the notes in accordance with the alternative payment mechanism on such interest payment date as a result of the foregoing limitation, we will provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of the notes) of our calculation of the share cap amount, the number of authorized and unissued shares of our common stock, the fixed commitments and the number of shares of our common stock issued (or issuable upon exercise of such qualifying warrants) that we have sold pursuant to the alternative payment mechanism during the 180-day period preceding the date of such notice.

If we issue additional notes, the share cap amount will be increased proportionately to the principal amount of such additional notes.

Our failure to use commercially reasonable efforts to seek shareholder approval to increase the number of authorized shares would constitute a breach under the junior subordinated indenture, but would not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

“Mandatorily convertible preferred stock” means preferred stock with (a) no prepayment obligation of the liquidation preference on our part, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into our common stock within three years from the date of their issuance at a conversion ratio within a range established at the time of issuance of such preferred stock, subject to customary anti-dilution adjustments.

“Qualifying APM securities” means our common stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, provided that we may, without the consent of the holders of the notes, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) and/or mandatorily convertible preferred stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards used by us in our principal public financial reports becomes effective or applicable to us such that there is more than an insubstantial risk that failure to eliminate common stock or qualifying warrants and/or mandatorily convertible preferred stock from the definition would result in a reduction in our earnings per share as calculated in accordance with such accounting standard or interpretive guidance. The trustee will promptly notify the holders of the notes, in the manner contemplated in the junior subordinated indenture, of any such change.

“Qualifying preferred stock” means our non-cumulative perpetual preferred stock that (i) ranks pari passu with or junior to all other outstanding preferred stock of the issuer, other than preferred stock that is issued or issuable pursuant to a stockholders’ rights plan or similar plan or arrangement, (ii) contains no remedies other than “permitted remedies” and (iii)(a) is redeemable, but is subject to “intent based replacement disclosure”, and has a provision that provides for mandatory suspension of distributions upon its failure to satisfy one or more financial tests set forth therein or (b) is subject to a “qualifying replacement capital covenant”, as such terms are defined under “Description of the Replacement Capital Covenant”.

“Qualifying warrants” means any net share-settled warrants to purchase our common stock that have an exercise price at the time of pricing greater than the “current market price” (as defined below) of our common stock and that we are not entitled to redeem for cash and the holders of which are not entitled to require us to purchase for cash in any circumstances. If we sell qualifying warrants to pay deferred interest pursuant to the alternative payment mechanism, we will be required to use commercially reasonable efforts, subject to the common equity issuance cap and the share cap amount, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance, together with the proceeds of other qualifying APM securities that we are selling, to pay all deferred interest on the notes in accordance with the alternative payment mechanism. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current market price of our common stock on the date of issuance.

“Current market price” of our common stock on any date will be the closing sale price per share of common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not so traded or quoted, the “current market price” will be the average of the mid-point of the last bid and ask prices for our shares of common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will be a breach of the junior subordinated indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the notes will be limited in such circumstances as described under “Risk Factors—As a holder of the notes, you will have limited rights of acceleration”.

If, due to a market disruption event, the application of any of the limitations under the alternative payment mechanism described above or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, and you will be entitled to receive your pro rata share of any amounts received on the notes. If we have outstanding pari passu securities under which we are obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions on such pari passu securities, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions will be applied to the notes and those other pari passu securities on a pro rata basis up to the common equity issuance cap or the preferred stock issuance cap and the share cap amount (or comparable provisions in the instruments governing those pari passu securities) in proportion to the total amounts that are due on the notes and such securities.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•

we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “—Repayment of Principal” below, as the case may be, and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

•

trading in securities generally, or shares of our common stock specifically, on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market on which our common stock is then listed or traded, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Securities and Exchange Commission, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction and the establishment of such minimum prices shall have materially disrupted trading in, and the issuance and sale of, our common stock;

•

a banking moratorium shall have been declared by the federal or state authorities of the United States such that the issuance of, or market trading in, the qualifying APM securities or the qualifying capital securities, as applicable, has been materially disrupted or ceased;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that the issuance of, or market trading in, the qualifying APM securities or the qualifying capital securities, as applicable, has been materially disrupted or ceased;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis, such that the issuance of, or market trading in, the qualifying APM securities or the qualifying capital securities, as applicable, has been materially disrupted or ceased;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions (including, without limitation, as a result of terrorist activities or the effect of international conditions on the financial markets in the United States) such that trading in the qualifying APM securities or qualifying capital securities, as the case may be, has been materially disrupted or ceased;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as applicable, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and we have a bona fide reason for keeping the same confidential or its disclosure would impede our ability to consummate the transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

•

we reasonably believe that the offering document for the offer and the sale of qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the Securities and Exchange Commission (for reasons other than those described in the immediately preceding bullet) and we determine that we are unable to comply with such rule or regulation or such compliance is impracticable, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of notes) no more than 15 and no less than ten business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event continued for only part of this period, but we were unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying APM securities due to pricing, coupon, dividend rate or dilution considerations.

Repayment of Principal

Scheduled Maturity

We must repay the principal amount of the notes, together with accrued and unpaid interest, on June 15, 2038, or, if that day is not a business day, on the next business day (the “scheduled maturity date”).

Our obligation to repay the notes on the scheduled maturity date is limited. We are required to repay the notes on the scheduled maturity date only to the extent of the net proceeds we have raised from the issuance of qualifying capital securities, as described under “Description of the Replacement Capital Covenant” below, within a 180-day period ending on a notice date not more than 15 and not less than ten business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the notes on the scheduled maturity date, the unpaid amount will remain outstanding and bear interest at the floating rate described below, payable quarterly. We will be required to repay the unpaid portion of the principal amount of the notes on each subsequent interest payment date to the extent of the net proceeds we receive from any subsequent issuance of qualifying capital securities until we have repaid the notes in full, we have redeemed the notes as described under “—Redemption” below or an event of default resulting in the acceleration of the notes occurs.

We will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than ten business days prior to the scheduled maturity date to permit repayment of the notes in full on this date in accordance with the above requirement. If we are unable for any reason to raise sufficient proceeds, we will continue to use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the notes on the next quarterly interest payment date in accordance with the above requirement, and on each quarterly interest payment date thereafter until we have repaid the notes in full, we have redeemed the notes as described under “—Redemption” below or an event of default resulting in the acceleration of the notes occurs. Except under the circumstances described below, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the junior subordinated indenture. However, in no event will such failure be an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof.

Although under the replacement capital covenant the principal amount of notes that we may redeem or repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, qualifying warrants, mandatorily convertible preferred stock and debt exchangeable for common equity in addition to certain qualifying capital securities (as described under “Description of the Replacement Capital Covenant”), we have no obligation under the junior subordinated indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities in connection with the above obligation.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon or dividend rate considerations.

We will not be obligated under the junior subordinated indenture to sell qualifying capital securities to permit repayment of the notes under the terms of the replacement capital covenant if we provide written certification to the trustee (which certification will be forwarded to each holder of record of the notes) no more than 15 and no less than ten business days in advance of the required repayment date certifying that:

•

a market disruption event was existing during the entire 180-day period preceding the date of the certificate or, in the case of any required repayment date following the scheduled maturity date, the entire 90-day period preceding the date of the certificate; or

•

the market disruption event continued for only part of the 180- or 90-day period, as the case may be, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the notes in full.

We will also provide written certification to the trustee (which trustee will forward to each holder of record of the notes) no more than 15 and no less than ten business days in advance of the required repayment date in the event that we were unable, although no market disruption event occurred, after commercially reasonable efforts to raise sufficient net proceeds during the 180- or 90-day period, as the case may be, to permit repayment of the notes in full.

Payments in respect of the notes on and after the scheduled maturity date will be applied, first, to deferred interest (including compounded interest thereon) to the extent of eligible proceeds under the alternative payment mechanism, second, to current interest that we are not paying from other sources and, third, to the principal of the notes; provided that if we are obligated to sell qualifying capital securities and repay principal on any outstanding pari passu securities in addition to the notes in respect thereof, then on any date and for any period such payments will be made on the notes and those other pari passu securities having the same scheduled maturity date as the notes pro rata in accordance with their respective outstanding principal amounts and no such payment shall be made on any other pari passu securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the notes has been paid in full. If at any time we are obligated to sell qualifying capital securities and repay principal on any outstanding pari passu securities having an earlier scheduled maturity date in addition to the notes, then no payment shall be made on the notes until the principal of and all accrued and unpaid interest on those pari passu securities having an earlier scheduled maturity date is paid in full. If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180- or 90-day period, we will not be required to repay any notes on the scheduled maturity date or the next interest payment date, as applicable. On the next interest payment date as of which we have raised at least $5 million of net proceeds during the 180-day period preceding the applicable notice date (or, if shorter, the period since we last repaid any principal amount of notes), we will be required to repay a principal amount of the notes equal to the entire net proceeds from the sale of qualifying capital securities during such 180-day or shorter period.

Final Maturity

Any principal amount of the notes, together with accrued and unpaid interest, will be due and payable on the final maturity date of June 15, 2068, or, if that day is not a business day, on the next business day, or upon acceleration following an event of default of the notes, regardless of the amount of qualifying capital securities we have issued and sold by that time.

Redemption

The notes:

•	are repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal” above;

•	are redeemable, in whole or in part, at our election at any time at the applicable redemption price set forth below; and

•	are not subject to any sinking fund or similar provisions.

Any redemption of the notes prior to June 15, 2048 will be subject to the restrictions described under “Description of the Replacement Capital Covenant”. On and after June 15, 2048, we may redeem the notes using cash from any source.

In the case of any redemption, the redemption price will be equal to (1) in the case of any redemption on or after June 15, 2018, 100% of the principal amount of the notes being redeemed or (2) in the case of any redemption prior to June 15, 2018, the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) the present value of a principal payment on June 15, 2018 and scheduled payments of interest that would have accrued from the redemption date to June 15, 2018 on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate (as defined below) plus the applicable spread (as defined below), in each case plus any accrued and unpaid interest to the redemption date. In the case of a redemption in part and not in whole, we may not effect such redemption unless at least $25 million aggregate principal amount of the notes, excluding any notes held by us or any of our affiliates, remains outstanding after giving effect to such redemption.

For the purposes of clause (ii) in the preceding paragraph:

•

“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the notes being redeemed in a tender offer based on a spread to United States Treasury yields;

•

“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the Wall Street Journal in the table entitled “Treasury Bonds, Notes and Bills”, except that: (i) if that table (or any successor table) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances;

•

“treasury dealer” means J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (or their successors) or, if J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated (or their successors)

refuse to act as treasury dealers for this purpose or cease to be primary U.S. Government securities dealers, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes; and

•	“applicable spread” means 0.875% in the case of a redemption of all outstanding notes in connection with a tax event or a rating agency event (each as defined below) and 0.750% in all other cases.

“Tax event” means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the date of issuance of the notes;

•

official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority interpreting or applying those laws or regulations that is announced on or after the date of issuance of the notes; or

•

threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which challenge is asserted against us or becomes publicly known on or after the date of issuance of the notes;

there is more than an insubstantial increase in the risk that interest payable by us on the notes is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the notes, which amendment, clarification or change results in:

•

the shortening of the length of time the notes are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the notes; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the notes by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the notes.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless we default in payment of the redemption price and accrued interest, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

We may not redeem the notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding notes for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither we nor the trustee will be required to:

•

issue, register the transfer of, or exchange, notes during a period beginning at the opening of business 15 days before the day of selection for redemption of notes and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any notes so selected for redemption, except, in the case of any notes being redeemed in part, any portion thereof not to be redeemed.

Defeasance

The junior subordinated indenture provides that we will be deemed to have paid and discharged the entire indebtedness represented by the notes (“defeasance”), if:

•

we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders (i) cash, or (ii) U.S. government obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge (a) the principal and interest on the notes and (b) any mandatory sinking fund payments or analogous payments applicable to the notes on the due dates thereof;

•	such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•

we have delivered to the trustee an opinion of independent legal counsel satisfactory to the trustee to the effect that holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the notes shall have occurred and be continuing on the date of such deposit;

•

such defeasance shall not cause the trustee to have a conflicting interest with respect to any of our securities or result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•

we have delivered to the trustee an opinion of counsel substantially to the effect that the trust funds deposited will not be subject to any rights of holders of senior indebtedness, and after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance have been complied with.

Subordination

The payment of the principal of and interest on the notes is expressly subordinated, to the extent and in the manner set forth in the junior subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the junior subordinated indenture to include principal of, premium (if any) and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

•	all of our obligations (other than obligations pursuant to the junior subordinated indenture and the notes) for money borrowed;

•

all of our obligations evidenced by securities, notes (other than the notes offered pursuant to this prospectus supplement), debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all of our capital lease obligations;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

•

all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours; and

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

The notes will rank senior to all of our equity securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) obligations to trade creditors created or assumed by us in the ordinary course of business or (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the notes.

As of December 31, 2007, our short- and long-term debt ranking senior to the notes upon liquidation, on an unconsolidated basis, totaled approximately $16.7 billion. All liabilities of our subsidiaries are effectively senior to the notes to the extent of the assets of such subsidiaries. As of December 31, 2007, our subsidiaries had total liabilities of approximately $445 billion (including policyholders’ account balance liability and reserves for future policy benefits and claims of approximately $196 billion).

If either of the following circumstances exist, we will first pay all senior indebtedness, including any interest accrued after such events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the notes:

•

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•

(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

In such events, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the notes. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets as described in the first bullet above occur, after we have paid in full all amounts owed on senior indebtedness, the holders of notes together with the holders of any of our other pari passu securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the notes and such other obligations, subject to the limitation on payments of deferred and unpaid interest described under “—Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership”, before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the notes.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the notes before we have paid all the senior indebtedness in full, then such holders of the notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the notes having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the notes.

The junior subordinated indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The junior subordinated indenture provides that each holder of notes, by that holder’s acceptance of the notes, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of the notes, whether voluntary or not, that holder of notes will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) to the extent the amount of such interest exceeds an amount equal to the earliest two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s notes.

Denominations

The notes will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. We expect that the notes will be held in book-entry form only, as described under “—Book-Entry System”, and will be held in the name of DTC or its nominee.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the conveyance, transfer or lease by us of all or substantially all of our property and assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and expressly assumes by a supplemental indenture to the junior subordinated indenture the payment of all amounts due on the debt securities and performance of all the covenants in the junior subordinated indenture on our part to be performed or observed; and

•	certain other conditions as prescribed in the junior subordinated indenture are met.

If we consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such junior subordinated indenture with the same effect as if it had been an original party to the junior subordinated indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the junior subordinated indenture and under the notes.

Events of Default; Waiver and Notice

The following events are “events of default” (and are the only events of default) with respect to the notes:

•

the failure to pay interest, including compounded interest, in full on any notes for a period of 30 days after the conclusion of a ten-year period following the commencement of any deferral period if such deferral period has not ended prior to the conclusion of such ten-year period;

•	the failure to pay principal on the notes when due, subject to the limitations described under “––Repayment of Principal”; or

•	certain events of bankruptcy, insolvency or receivership involving us.

An event of default does not include a failure to comply with our covenants under the junior subordinated indenture. The junior subordinated indenture refers to breaches that are not “events of default” as “defaults”. They include, for example, a failure to comply with our obligations under the alternative payment mechanism or a failure to pay interest when due if we do not give a timely written notice of our election to commence or continue a deferral period. If we do not give a timely written notice of our election to commence or continue a deferral period and fail to pay interest when due, any holder of notes may seek to enforce our obligation to make the missed interest payment, including through legal process. However, there is no right of acceleration except upon the occurrence of an event of default as described above.

If we do give a timely written notice of our election to commence or continue a deferral period on any interest payment date (and, if such notice continues a deferral period, the deferral period has not continued for ten years), then no “default” or “event of default” arises from our non-payment of interest on such interest payment date. Similarly, if we do not pay principal on the notes on or after the scheduled maturity date and before the final maturity date as a result of our failure to raise sufficient proceeds from the issuance of qualifying capital securities despite our commercially reasonable efforts to do so in accordance with the terms of the notes described above under “––Repayment of Principal”, no “default” or “event of default” arises from such non-payment of principal.

The junior subordinated indenture provides that the trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the trustee. However, except in the cases of a default or an event of default in payment on the notes, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the junior subordinated indenture listed under the first two bullet points above occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the entire principal amount of and all accrued but unpaid interest on all notes to be due and payable immediately. If an event of default involving certain events of bankruptcy, insolvency or receivership involving us occurs, the entire principal amount of the notes will automatically become due and payable.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding notes can, subject to certain conditions, rescind the declaration.

The holders of a majority in aggregate principal amount of the outstanding notes may waive any past default, except:

•	a default in payment of principal or interest; or

•	a default under any provision of the junior subordinated indenture that itself cannot be modified or amended without the consent of the holders of all outstanding notes.

The holders of a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the provisions of the junior subordinated indenture.

We are required to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, whether we have complied with all conditions and covenants under the terms of the junior subordinated indenture.

Actions Not Restricted by Junior Subordinated Indenture

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•

pay dividends or make distributions on our capital stock or purchase or redeem our capital stock, except as set forth under “—Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances” above, or make debt payments on, or purchase, redeem or retire, any senior indebtedness.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the notes upon a change of control or other event involving us that may adversely affect the creditworthiness of the notes.

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding notes. However, the following modifications and amendments, among others, will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest (including any additional interest thereon), including the scheduled maturity date and the final maturity date;

•	a change in the manner of calculating payments due on the notes in a manner adverse to holders of notes;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a change in the place of payment for any payment on the notes that is adverse to holders of the notes or a change in the currency in which any payment on the notes is payable;

•	an impairment of the right of any holder of notes to institute suit for the enforcement of payments on the notes; and

•

a reduction in the percentage of outstanding notes required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of the junior subordinated indenture or certain defaults under the junior subordinated indenture and their consequences.

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding notes may, on behalf of all holders of the notes, waive compliance by us with certain covenants or conditions contained in the junior subordinated indenture.

We and the trustee may execute, without the consent of any holder of notes, any supplemental indenture for the purposes of:

•	evidencing the succession of another corporation to us, and the assumption by any such successor of our covenants contained in the junior subordinated indenture and the notes;

•

adding or modifying covenants of us for the benefit of the holders of the notes or surrendering any of our rights or powers under the junior subordinated indenture; provided that such addition, modification or surrender may not add events of default or acceleration events with respect to the notes;

•	evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the notes;

•

curing any ambiguity, correcting or supplementing any provision in the junior subordinated indenture that may be defective or inconsistent with any other provision therein or in any supplemental indenture or making any other provisions with respect to matters or questions arising under the junior subordinated indenture, provided that such provisions, as so changed, corrected or modified, shall not adversely affect the interests of the holders of the notes in any material respect; or

•	making any changes to the junior subordinated indenture in order for the junior subordinated indenture to conform to the final prospectus supplement relating to the notes.

We will not enter into any supplemental indenture with the trustee to add any additional event of default with respect to the notes without the consent of the holders of at least a majority in aggregate principal amount of outstanding notes.

Book-Entry System

DTC, to which we refer along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

Investors may elect to hold interests in the notes in global form through DTC in the United States or through Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe, if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants (the “DTC Participants”) deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear System.

We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange

Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such notes. If we determine at any time that the notes will no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the notes and the junior subordinated indenture governing the notes. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the notes represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the junior subordinated indenture.

All payments on the notes represented by the global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules of the relevant European international clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants will be required to deliver instructions directly to Clearstream, Luxembourg or the Euroclear System, as the case may be.

Because of time-zone differences, credits of notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Governing Law

The junior subordinated indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

The Trustee

The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of notes unless offered reasonable indemnification.

Miscellaneous

We or our affiliates may from time to time purchase any of the notes that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE REPLACEMENT CAPITAL COVENANT

The following is a description of the material terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the full document, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K.

We will covenant in a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness that ranks senior to the notes (“covered debt”) that we will not repay, redeem, defease or purchase, and will cause our subsidiaries not to purchase, the notes before June 15, 2048, except to the extent that the principal amount repaid or the applicable redemption, repayment or purchase price does not exceed the sum of:

•

the “applicable percentage” of the aggregate amount of net cash proceeds received by us and our subsidiaries from the sale of our common stock, rights to acquire common stock, “mandatorily convertible preferred stock”, “debt exchangeable for common equity” and “qualifying capital securities” (collectively, the “replacement capital securities”); plus

•

the “applicable percentage” of the market value of any common stock that we and our subsidiaries have issued (determined as of the date of issuance) in connection with the conversion of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries have received equity credit from any rating agency;

in each case to persons other than us and our subsidiaries since the most recent “measurement date” (without double counting proceeds received in any prior “measurement period”).

Our covenants in the replacement capital covenant run only to the benefit of holders of the covered debt. The replacement capital covenant is not intended for the benefit of holders of the notes and may not be enforced by them, and the replacement capital covenant is not a term of the junior subordinated indenture or the notes. The initial series of covered debt is our 6.625% senior notes due 2037 (CUSIP No. 74432QBD6) (the “initial covered debt”). The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered debt approaches maturity, becomes subject to a redemption notice, is reduced to less than $100,000,000 in outstanding principal amount or, if the covered debt is “eligible senior debt”, we issue “eligible subordinated debt” (as such terms are defined in the Replacement Capital Covenant), subject to additional procedures. We expect that, at all times prior to June 15, 2048, we will be subject to the replacement capital covenant and, accordingly, will be limited in our ability to repay, redeem, defease or purchase the notes.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of at least a majority in principal amount of the then-effective series of covered debt. We may, acting alone and without the consent of the holders of the then-effective series of covered debt (the “covered debtholders”), amend or supplement the replacement capital covenant if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities and, in the case of this clause (i), an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards used by us in our principal public financial reports becomes effective or applicable to us such that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes, (ii) the effect of such amendment or supplement is solely to impose additional restrictions on the types of securities qualifying as replacement capital securities, or eliminate any of those securities other than the securities described in clause (i), and one of our officers has delivered to the holders of the covered debt in the manner provided for in the junior subordinated indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate to that effect, or (iii) such amendment or supplement is not adverse to the covered debtholders and one of our officers has delivered to the covered debtholders in the manner provided for in the junior subordinated indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to such covered debtholders. For this purpose, an amendment or supplement that adds new types of securities qualifying as replacement capital securities or modifies the requirements of securities qualifying as replacement capital securities will not be deemed adverse to the covered debtholders if, following such amendment or supplement, the replacement capital covenant would constitute a “qualifying replacement capital covenant”. We will agree in the junior subordinated indenture, however, that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the notes is permitted, except with the consent of the holders of a majority in principal amount of the notes.

For purposes of the replacement capital covenant, the term “repay” includes the defeasance by us of the notes as well as the satisfaction and discharge of our obligations under the junior subordinated indenture with respect to the notes.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the notes occurs, among other things.

“Applicable percentage” means:

•

in the case of any common stock or “rights to acquire common stock”, (a) 133% with respect to any repayment, redemption or purchase prior to June 15, 2018, (b) 200% with respect to any repayment, redemption or purchase on or after June 15, 2018 and prior to June 15, 2038, and (c) 400% with respect to any repayment, redemption or purchase on or after June 15, 2038;

•

in the case of any “mandatorily convertible preferred stock”, “debt exchangeable for common equity” or “qualifying capital securities” described in the first bullet of the definition of that term, (a) 100% with respect to any repayment, redemption or purchase prior to June 15, 2038, and (b) 300% with respect to any repayment, redemption or purchase on or after June 15, 2038;

•

in the case of any “qualifying capital securities” described in the second bullet point of the definition of that term, (a) 100% with respect to any repayment, redemption or purchase prior to June 15, 2038, and (b) 200% with respect to any repayment, redemption or purchase on or after June 15, 2038; and

•	in the case of any “qualifying capital securities” described in the third bullet point of the definition of that term, 100%.

“Common stock” means (i) shares of our common stock, including common stock issued pursuant to any dividend reinvestment plan or our employee benefit plans, (ii) a security of ours ranking upon our liquidation, dissolution or winding up junior to our qualifying preferred stock and pari passu with our common stock that tracks the performance of, or relates to the results of, a business, unit or division of us, and (iii) any securities that have no preference in the payment of dividends or amounts payable upon liquidation, dissolution and winding up and are issued in exchange for the securities described in clause (i) or (ii) above in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that:

•

gives the holder a beneficial interest in (i) our subordinated debt securities that are not redeemable prior to the settlement date of a related stock purchase contract and (ii) a fractional interest in the related stock purchase contract for a common share that will be settled in three years or less, subject to deferral by up to four quarterly periods in the event any remarketing (as described below) is unsuccessful, with the number of common shares purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments;

•

provides that the investors directly or indirectly grant us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase our common shares pursuant to such stock purchase contracts;

•

includes a remarketing feature pursuant to which our subordinated debt securities are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and

•

provides for the proceeds raised in the remarketing to be used to purchase our common shares under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by the holders being deemed to exercise a right to put the subordinated debt securities to us or by us exercising our remedies as a secured party with respect to our subordinated debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for common equity.

“Measurement date” means: (a) with respect to any repayment, redemption or purchase of notes on or prior to June 15, 2038, or, if that day is not a business day, on the next business day (the “scheduled maturity date”), the date that is 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase and (b) with respect to any repayment, redemption or purchase of notes after the scheduled maturity date, the date that is 90 days prior to delivery of notice of such repayment or redemption or the date of such purchase, except that, if during the 90-day (or any shorter) period preceding the date that is 90 days prior to delivery of notice of such repayment or redemption or the date of such purchase, net cash proceeds described above were received but no repayment, redemption or purchase was made in connection therewith, the date upon which such 90-day (or any shorter) period began.

“Measurement period” means the period from a measurement date to the related notice date or repayment or purchase date. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities or combinations of securities (other than common stock, qualifying warrants, securities convertible into or exchangeable for common stock (such as mandatorily convertible preferred stock and debt exchangeable for common equity)) that, in the determination of our board of directors reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

•	in connection with any repayment, redemption or purchase of notes prior to June 15, 2018:

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the notes upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years and (c) either (x) are subject to a qualifying replacement capital covenant and have either a no-payment provision or are non-cumulative or (y) have a mandatory trigger provision and are subject to intent-based replacement disclosure and have an optional deferral provision;

•

preferred stock issued by us or our subsidiaries that (a) is non-cumulative, (b) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (c) has no maturity or a maturity of at least 60 years and (d) either (x) is subject to a qualifying replacement capital covenant or (y) has a mandatory trigger provision and is subject to intent-based replacement disclosure; or

•

securities issued by us or our subsidiaries that (a) rank pari passu or junior to the notes upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a qualifying replacement capital covenant and (d) have an optional deferral provision and a mandatory trigger provision; or

•	in connection with any repayment, redemption or purchase of notes at any time on or after June 15, 2018 but prior to June 15, 2038:

•	securities described under the first bullet of this definition that would be qualifying capital securities prior to June 15, 2018;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the notes upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a qualifying replacement capital covenant and (d) have an optional deferral provision;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the notes upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, (c) are non-cumulative or have a no-payment provision and (d) are subject to intent-based replacement disclosure;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the notes upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, (c) are non-cumulative or have a no-payment provision and (d) are subject to a qualifying replacement capital covenant;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the notes upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, (c) have an optional deferral provision and a mandatory trigger provision and (d) are subject to intent-based replacement disclosure;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the notes upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 25 years, (c) are subject to a qualifying replacement capital covenant and (d) have an optional deferral provision and a mandatory trigger provision;

•

cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (b) has no maturity or a maturity of at least 60 years and (c) is subject to a qualifying replacement capital covenant; or

•

securities issued by us or our subsidiaries that (a) rank (x) senior to the notes and securities that are pari passu with the notes but (y) junior to all other debt securities of Prudential Financial, Inc. (other than (i) the notes and securities that are pari passu with the notes and (ii) securities that rank pari passu with such qualifying capital securities) upon our liquidation, dissolution or winding-up and (b) either:

¡

have no maturity or a maturity of at least 60 years and either (i) are (x) non-cumulative or subject to a no-payment provision and (y) subject to a qualifying replacement capital covenant or (ii) have a mandatory trigger provision and an optional deferral provision and are subject to intent-based replacement disclosure, or

¡	have no maturity or a maturity of at least 40 years, are subject to a qualifying replacement capital covenant and have a mandatory trigger provision and an optional deferral provision; or

•	in connection with any repayment, redemption or purchase of notes at any time on or after June 15, 2038:

•	securities described under the second bullet of this definition that would be qualifying capital securities prior to June 15, 2038;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the notes upon our liquidation, dissolution or winding-up, (b) have an optional deferral provision and (c) either

¡	have no maturity or a maturity of at least 60 years and are subject to intent-based replacement disclosure, or

¡	have no maturity or a maturity of at least 40 years and are subject to a qualifying replacement capital covenant;

•

securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the notes upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years and are subject to intent-based replacement disclosure and (c) are non-cumulative or have a no-payment provision;

•

securities issued by us or our subsidiaries that (a) rank (x) senior to the notes and securities that are pari passu with the notes but (y) junior to all other debt securities of Prudential Financial, Inc. (other than (i) the notes and securities that are pari passu with the notes and (ii) securities that are pari passu with such qualifying capital securities) upon our liquidation, dissolution or winding-up and (b) either:

¡

have no maturity or a maturity of at least 60 years and either (i) have an optional deferral provision and are subject to a qualifying replacement capital covenant or (ii)(x) are non-cumulative or have a no-payment provision and (y) are subject to intent-based replacement disclosure, or

¡

have no maturity or a maturity of at least 40 years and either (i) (x) are non-cumulative or have a no-payment provision and (y) are subject to a qualifying replacement capital covenant or (ii) are subject to intent-based replacement disclosure and have a mandatory trigger provision and an optional deferral provision; or

•

cumulative preferred stock issued by us or our subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to intent-based replacement disclosure or (b) has a maturity of at least 40 years and is subject to a qualifying replacement capital covenant;

provided that if any of the securities described above is structured at the time of issuance with a distribution rate step-up (whether interest or dividend) of more than 25 basis points prior to the 25th anniversary of such issuance, then such security shall be subject to a qualifying replacement capital covenant that will remain in effect until at least June 15, 2038.

For purposes of the definitions provided above, the following terms have the following meanings:

“Alternative payment mechanism” means, with respect to any qualifying capital securities, provisions in the related transaction documents permitting us in our sole discretion to defer or skip in whole or in part payment of dividends or other distributions on such qualifying capital securities for one or more consecutive distribution periods not to exceed ten years without any remedy other than one or more “permitted remedies” and requiring us to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising eligible proceeds at least equal to the deferred distributions on such qualifying capital securities and apply the proceeds to pay unpaid distributions on such qualifying capital securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which we pay current distributions on such qualifying capital securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

•

define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable) that we have received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the preferred cap (as defined below in the eighth bullet of this definition) in the case of APM qualifying securities that are qualifying preferred stock or mandatorily convertible preferred stock;

•

permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to pay deferred distributions only out of eligible proceeds and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds, unless an event of default has occurred that results in an acceleration of such qualifying capital securities;

•

may include a provision that, notwithstanding the common cap (as defined below in the seventh bullet of this definition) and the preferred cap (as defined below in the eighth bullet of this definition), for purposes of paying deferred distributions, limits our right or obligation to sell common stock, qualifying warrants and mandatorily convertible preferred stock in excess of an amount specified or determined by reference to a formula in the transaction documents (a “share cap”), provided that (A) we will agree to increase, or to use commercially reasonable efforts to increase, the share cap not later than the time it has been reached to allow us to raise sufficient proceeds to pay deferred distributions in full (or, at our option, a greater amount of deferred distributions as specified in the transaction documents); (B) we will only be required to increase, or to use commercially reasonable efforts to increase, the share cap to the extent that such increase does not result in a share cap that is greater than (i) the number of authorized and unissued shares of common stock at the time of such increase minus (ii) the Fixed Commitments, and (C) if the increase in the share cap is limited due to clause (B) or, if so provided, if the number of authorized and unissued shares of common stock reduced by the Fixed Commitments is less than the share cap, we will use commercially reasonable efforts to obtain shareholder consent at the next annual meeting of our shareholders to increase the number of shares of our authorized common stock so that clause (B) does not limit the share cap and the number of authorized and unissued shares of common stock reduced by the Fixed Commitments is at least equal to the increased share cap;

•	include a repurchase restriction;

•	in the case of qualifying capital securities other than non-cumulative preferred stock, include a bankruptcy claim limitation provision;

•

permit us, at our option, to provide that if we are involved in a business combination where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the surviving or resulting entity may settle all deferred interest on the next interest payment date following the date of consummation of the business combination with any available funds;

•

limit our obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities that are common stock and qualifying warrants to settle deferred distributions pursuant to the alternative payment mechanism either (i) during the first five years of any deferral period or (ii) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such qualifying capital securities) with respect to deferred distributions attributable to the first five years of such deferral period, either:

•	to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of our market capitalization; or

•

to a number of shares of our common stock and stock purchasable upon the exercise of qualifying warrants, in the aggregate, not in excess of 2% of the outstanding number of shares of our common stock (the “common cap”); and

•

limit our right to issue APM qualifying securities that are qualifying preferred stock and mandatorily convertible preferred stock to settle deferred distributions pursuant to the alternative payment mechanism to an aggregate amount of qualifying preferred stock and still-outstanding mandatorily convertible preferred stock, the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such qualifying capital securities (the “preferred cap”);

provided (and it being understood) that:

•	we shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the common cap, preferred cap and share cap, as applicable; and

•

if we have outstanding more than one class or series of securities under which we are obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the common cap, the preferred cap and the share cap amount, as applicable, in proportion to the total amounts that are due on such securities.

“APM qualifying securities” means, with respect to an alternative payment mechanism, or any mandatory trigger provision, one or more of the following (as designated in the transaction documents for any qualifying capital securities that include an alternative payment mechanism or a mandatory trigger provision, as applicable):

•	common stock;

•	qualifying warrants;

•	qualifying preferred stock; or

•	mandatorily convertible preferred stock,

provided (and it being understood) that:

•	if the APM qualifying securities for any alternative payment mechanism or mandatory trigger provision include both common stock and qualifying warrants:

•	such alternative payment mechanism or mandatory trigger provision may permit, but need not require, us to issue qualifying warrants; and

•

we may, without the consent of the holders of the qualifying capital securities, amend the definition of “APM qualifying securities” to eliminate common stock or qualifying warrants (but not both) from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by the issuer becomes effective or applicable to us such that there is more than an insubstantial risk that failure to eliminate common stock or qualifying warrants from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles; and

•	if the “APM qualifying securities” for any alternative payment mechanism or mandatory trigger provision include mandatorily convertible preferred stock:

•	such alternative payment mechanism or mandatory trigger provision may permit, but need not require, us to issue mandatorily convertible preferred stock; and

•

we may, without the consent of the holders of the qualifying capital securities, amend the definition of “APM qualifying securities” to eliminate mandatorily convertible preferred stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by the issuer becomes effective or applicable to us such that there is more than an insubstantial risk that failure to eliminate mandatorily convertible preferred stock from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles.

“Bankruptcy claim limitation provision” means, with respect to any qualifying capital securities that have an alternative payment mechanism or a mandatory trigger provision, provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such qualifying capital securities to distributions that accumulate during (i) any deferral period, in the case of qualifying capital securities that have an alternative payment mechanism but no mandatory trigger provision or (ii) any period in which we fail to satisfy one or more financial tests set forth in the terms of such qualifying capital securities or related transaction agreements, in the case of qualifying capital securities having a mandatory trigger provision, to:

•

in the case of qualifying capital securities having an alternative payment mechanism or mandatory trigger provision with respect to which the APM qualifying securities do not include qualifying preferred stock or mandatorily convertible preferred stock, 25% of the stated or principal amount of such qualifying capital securities then outstanding; and

•

in the case of any other qualifying capital securities, an amount not in excess of the sum of (x) the first two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the preferred cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock and mandatorily convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the mandatory trigger provision; provided that the holders of such qualifying capital securities are deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

In the case of any cumulative preferred stock that includes a bankruptcy claim limitation provision, such provision shall limit the liquidation preference of such cumulative preferred stock to its stated amount, plus an amount in respect of accumulated and unpaid dividends not in excess of the amount set forth in either bullet point above, as applicable.

“Intent-based replacement disclosure” means, as to any qualifying preferred stock or qualifying capital securities, that we have publicly stated our intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Securities and Exchange Commission made by us under the Exchange Act prior to or contemporaneously with the issuance of such securities, that we and our subsidiaries, to the extent the securities provide the issuer with equity credit for rating purposes, will repay, redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date.

“Mandatory trigger provision” means, as to any qualifying capital securities, provisions in the terms thereof or of the related transaction agreements that:

•

upon a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, prohibit the issuer of such securities from making payment of distributions on such securities (including without limitation all deferred and accumulated amounts) other than out of the net proceeds of the issuance and sale of APM qualifying securities; provided that the amount of qualifying preferred stock and mandatorily convertible preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the preferred cap;

•

in the case of securities other than non-cumulative perpetual preferred stock, require the issuance and sale of APM qualifying securities in an amount at least equal to the unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and the application of such net proceeds to the payment of such distributions within two years of such failure; provided that if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the amount of common stock or qualifying warrants the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the common cap;

•	if the provisions described in the first bullet point do not require such issuance and sale within one year of such failure, include a repurchase restriction;

•

prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon its liquidation, dissolution or winding-up junior to or pari passu with any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet point to pay such deferred distributions in full (subject to the exceptions set forth in clauses (i) through (iii) of the definition of repurchase restriction); and

•	include a bankruptcy claim limitation provision;

provided (and it being understood) that:

•	we will not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the common cap, preferred cap and share cap, as applicable; and

•

if we have outstanding more than one class or series of securities under which we are obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the common cap and the preferred cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such qualifying capital securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision until distributions have been deferred for one or more distribution periods that total together at least ten years.

“No-payment provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that include the following:

•	an alternative payment mechanism; and

•

an optional deferral provision modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, ten years, without any remedy other than permitted remedies and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying.

“Non-cumulative” means, with respect to any qualifying capital securities, that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more permitted remedies.

“Optional deferral provision” means, as to any qualifying capital securities, a provision in the terms thereof or of the related transaction agreements to the effect that:

•

(a)(i) the issuer of such qualifying capital securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, ten years, without any remedy other than permitted remedies and (ii) such qualifying capital securities are subject to an alternative payment mechanism

(provided that such alternative payment mechanism need not apply during the first five years of any deferral period and need not include a common cap, preferred cap, share cap, bankruptcy claim limitation provision or repurchase restriction); or

•

(b) the issuer of such qualifying capital securities may in its sole discretion, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to ten years without any remedy other than permitted remedies.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies:

•

rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

•

complete or partial prohibitions preventing the issuer from paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant applicable to the notes or another replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant applicable to the notes, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from repaying, redeeming or purchasing, and its subsidiaries from purchasing, identified securities, except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased within the 180-day period prior to the applicable repayment, redemption or purchase date; provided that the term of such replacement capital covenant shall be determined at the time of issuance of the replacement capital securities taking into account the other characteristics of such securities.

“Repurchase restriction” means, with respect to any qualifying capital securities that include an alternative payment mechanism or a mandatory trigger provision, provisions that require us or any of our subsidiaries, if deferral of distributions continues for more than one year (or such shorter period as provided for in the terms of such securities), not to repay, redeem or purchase any of our securities ranking junior to or pari passu with any APM qualifying securities upon our bankruptcy or liquidation, the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid, other than the following (none of which shall be restricted or prohibited by a repurchase restriction):

•	purchases of such securities by our subsidiaries in connection with the distribution thereof or market-making or other secondary-market activities;

•

purchases, redemptions or other acquisitions of shares of our common stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

•

purchases of shares of our common stock pursuant to a contractually binding requirement to buy shares of our common stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;

provided that the foregoing restrictions shall cease to apply if we are involved in a business combination where immediately after its consummation more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of our property or assets are conveyed, transferred or leased in such business combination is owned, directly or indirectly, by the shareholders of the other party to the business combination and the deferral period is terminated on the next interest payment date following the date of the business combination.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the fiduciary responsibility provisions of ERISA, relevant regulations issued by the United States Department of Labor, and on the pertinent provisions of the Code and regulations issued thereunder. No assurance can be given that future legislation, administrative regulations or rulings or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release.

The following summary is not intended to be exhaustive. Prior to making an investment in the notes of a portion of the assets of any Plan, the fiduciaries of the Plan should consult with independent counsel regarding whether an investment in the notes is appropriate and as to the consequences under ERISA, the Code and other applicable laws of an investment in the notes.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code related to standards of conduct and the management and disposition of Plan assets and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other “parties in interest” or “disqualified persons” (as those terms are defined in ERISA and the Code). Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary, taking into account the facts and circumstances of the Plan, should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties and can be subject to other adverse consequences.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code (including, without limitation, loans or other extensions of credit between a Plan and any such person or entity), unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of the Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Plan with respect to which we (or any of our affiliates) are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs”, that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.

Representation

By acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Purchasers of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This discussion is based on the provisions of the Code, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion only applies to the notes that are held as “capital assets”, within the meaning of the Code, by a “holder” (as defined below) who purchases the notes in the initial offering at their “issue price” (i.e., the first price at which a substantial amount of the notes are sold to the public).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, persons holding the notes as part of a “straddle”, “hedge”, “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States and holders who mark securities to market for U.S. federal income tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

For purposes of this discussion, a “United States holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if either (1) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (2) the trust was in existence on August 20, 1996, was treated as a United States person prior to such date, and has made a valid election to continue to be treated as a United States person.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of a note that is neither a “United States holder” nor an entity treated as a partnership for U.S. federal income tax purposes, and “holders” refers to United States holders and non-United States holders.

If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of the partnership and its partners will generally depend on the status and activities of the partnership and its partners. A prospective purchaser of the notes that is treated as a partnership for U.S. federal income tax purposes should consult its own tax adviser regarding the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes.

Persons considering the purchase of the notes should consult their own tax advisers with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. Based upon an analysis of the relevant facts and circumstances, including certain assumptions and certain representations made by us, Debevoise & Plimpton LLP, our special tax counsel, will render its opinion generally to the effect that, although the matter is not free from doubt, under then applicable law the notes will be treated as indebtedness for U.S. federal income tax purposes. Such opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with such opinion. No ruling is being sought from the IRS on any of the issues discussed herein.

We agree, and by acquiring an interest in a note each beneficial owner of a note agrees, to treat the notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment, except where specified.

United States Holders

Interest Income and Original Issue Discount

We expect that, subject to the discussion below, the notes will not be issued with OID for U.S. federal income tax purposes.

Treasury regulations provide that the possibility that interest on the notes might be deferred could result in the notes being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of interest deferral is remote and therefore that the possibility of such deferral will not result in the notes being treated as issued with OID. Assuming our belief is correct, interest paid on the notes will be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with such United States holder’s method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote”, as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position.

If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the notes would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a United States holder would be required to include such stated interest in income as it accrued, regardless of such United States holder’s regular method of accounting, using the constant yield method of accrual described in section 1272 of the Code, before such United States holder receives any payment attributable to such income, and would not separately report the actual payments of interest on the notes as taxable income.

Sale, Exchange, Redemption or Other Disposition of Notes

Upon the sale, exchange, redemption or other disposition of a note, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in such United States holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such United States holder’s adjusted tax basis in such note. Assuming that interest payments on the notes are not deferred and that the notes are not treated as issued with OID, a United States holder’s adjusted tax basis in such note generally will be its initial purchase price. If the notes are treated as issued with OID, a United States holder’s adjusted tax basis in such note generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by payments received by such United States holder on such note since and including the date that such note was treated as issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if such note had been held for more than one year. A United States holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Non-United States Holders

Subject to the discussion below concerning backup withholding, the following is a discussion of U.S. federal income tax and withholding tax considerations generally applicable to non-United States holders:

(a) payments of principal and interest (including OID, if applicable) with respect to a note held by or for a non-United States holder will not be subject to U.S. federal withholding tax, provided that, in the case of amounts treated as interest (including OID, if applicable), (i) such non-United States holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-United States holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership, and (iii) the statement requirement set forth in section 871(h) or section 881(c) of the Code (described below) has been fulfilled with respect to such non-United States holder; and

(b) a non-United States holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a note, unless (i) such non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange, redemption or other disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such non-United States holder of a trade or business in the United States (in each case, subject to the provisions of an income tax treaty).

In general, sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from U.S. federal withholding tax described in paragraph (a) above, the non-United States holder must provide a statement to the withholding agent to the effect that the non-United States holder is not a United States person. Such requirement generally will be fulfilled if the non-United States holder certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name and address. In the case of notes held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foreign intermediary or partnership, as the case may be, generally must provide IRS Form W-8IMY to the withholding agent with the required attachments, including an appropriate certification by each beneficial owner.

If, contrary to the opinion of our special tax counsel, the notes were treated as equity for U.S. federal income tax purposes, payments of interest on the notes would generally be subject to U.S. federal withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

If a non-United States holder is engaged in a trade or business in the United States, and if amounts (including OID, if applicable) treated as interest for U.S. federal income tax purposes on a note or gain realized on the sale, exchange, redemption or other disposition of a note are effectively connected with the conduct of such trade or business, the non-United States holder, although generally exempt from U.S. federal withholding tax described in paragraph (a) above, will generally be subject to regular U.S. federal income tax on such effectively connected income or gain in the same manner as if it were a United States holder (subject to the provisions of an applicable income tax treaty). In lieu of the IRS forms described above, such non-United States holder will be required to provide IRS Form W-8ECI to the withholding agent in order to claim an exemption from U.S. federal withholding tax. In addition, if such non-United States holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest (including OID, if applicable) and principal payments made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9. In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a note if the statement referred to in clause (a)(iii) of the first paragraph under the heading “Non-United States Holder” has been received. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest (including OID, if applicable) paid with respect to the notes held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

UNDERWRITING

J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities Inc.	$180,000,000
Morgan Stanley & Co. Incorporated	180,000,000
Wachovia Capital Markets, LLC	60,000,000
Citigroup Global Markets Inc.	30,000,000
Credit Suisse Securities (USA) LLC	30,000,000
Goldman, Sachs & Co.	30,000,000
Lehman Brothers Inc.	30,000,000
UBS Securities LLC	30,000,000
BMO Capital Markets Corp.	5,000,000
BNP Paribas Securities Corp.	5,000,000
BNY Mellon Capital Markets, LLC	5,000,000
Greenwich Capital Markets, Inc.	5,000,000
Loop Capital Markets, LLC	5,000,000
The Williams Capital Group, L.P.	5,000,000

Total	$600,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other customary conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the notes to dealers at the public offering price less a concession not to exceed 0.60% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Prudential
Per note	1.00%

We estimate that our total expenses for this offering will be approximately $1.2 million (excluding underwriting discounts and commissions). The underwriters have agreed to reimburse certain of these expenses.

In connection with the offering of the notes, the representatives may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

In connection with this offering, for a limited period after the issue date, the underwriters may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there may be no obligation on the underwriters to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Prudential has agreed in the underwriting agreement that for a period of 30 days after the date of this prospectus supplement, neither it, nor any of its subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on their behalf will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the notes.

The notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. We cannot give any assurance as to the liquidity of any trading market for the notes.

The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of the notes described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of the notes located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of the notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents. Any investment activity to which this prospectus supplement relates is available in the United Kingdom only to relevant persons, and will be engaged in only with such persons.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with,

Article L.411-2, D.411-1, D.411-2, D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties.

The notes may only be resold directly or indirectly to the public, in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Italy

The offering of the notes has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the “CONSOB”) and, accordingly, the notes may not and will not be offered, sold or delivered, nor may or will copies of this prospectus supplement or the accompanying prospectus or any other documents relating to the notes, be distributed in Italy, other than to qualified investors (investitori qualificati), as defined (i) in Article 2, paragraph (e)(i) to (iii) of the Prospectus Directive (with the exception of (a) management companies (società di gestione del risparmio) authorized to manage individual portfolios on behalf of third parties and (b) fiduciary companies (società fiduciarie) authorized to manage individual portfolios pursuant to Article 60(4) of the Legislative Decree No. 415 of July 23, 1996, as amended) or (ii) pursuant to another exemption from the requirements of Articles 94 et seq. of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Finance Law”) and CONSOB Regulation No. 11971 of May 14, 1999 (“Regulation No. 11971”).

Any offer, sale or delivery of the notes or distribution of copies of the prospectus supplement or the accompanying prospectus, or any other document relating to the notes, in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be:

•

made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), the Italian Finance Law, Regulation No. 16190, and any other applicable laws and regulations;

•	in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and

•	in compliance with any other applicable notification requirement or limitation which may be imposed upon the offer of the notes by the CONSOB or the Bank of Italy.

This prospectus supplement and the accompanying prospectus and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third-party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its contents.

Article 100-bis of the Italian Finance Law affects the transferability of the notes in the Republic of Italy to the extent that any placing of the notes is made solely with qualified investors and such notes are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if a prospectus compliant with the Prospectus Directive has not been published, purchasers of notes who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the notes were purchased, unless an exemption provided for under the Italian Finance Law applies.

In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospectus Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set out under the heading “European Economic Area” above shall apply to Italy.

INCORPORATION OF INFORMATION BY REFERENCE

Rather than include certain information in this prospectus supplement that we have already included in documents filed with the Securities and Exchange Commission, or the “SEC”, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus supplement. Accordingly, we incorporate by reference the following documents filed with the SEC by us:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

•	our definitive proxy statement filed on March 21, 2008 pursuant to Section 14 of the Exchange Act;

•	the definitive additional materials filed on March 24, 2008, March 25, 2008 and March 26, 2008 pursuant to Section 14 of the Exchange Act;

•	our Current Reports on Form 8-K filed with the SEC on January 23, 2008, January 24, 2008, February 12, 2008, May 9, 2008, May 16, 2008 (with respect to Item 5.02) and June 12, 2008; and

•

our Current Report on Form 8-K filed with the SEC on May 16, 2008 (with respect to Items 8.01 and 9.01) to retrospectively adjust portions of our Annual Report on Form 10-K for the year ended December 31, 2007.

We also incorporate by reference any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until all of the notes to which this prospectus supplement relates are sold or the offering is otherwise terminated.

The information incorporated by reference in this prospectus supplement is an important part of this prospectus supplement. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this prospectus supplement or in any other subsequently filed document that is or is considered to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

You may request a copy of the filings that we incorporate by reference, at no cost, by writing or telephoning us as follows: Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102, Attention: Corporate Secretary; telephone: (973) 802-6000. Exhibits to the filings will not be sent, however, unless specifically requested.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We have and will continue to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports with respect to specified events on Form 8-K, as required of a U.S. domestic private issuer subject to those particular requirements of the Exchange Act, including the informational and timing requirements for filing such reports. The audited consolidated financial statements and financial schedules and the unaudited quarterly financial information contained in such reports have been prepared in accordance with accounting principles generally accepted in the United States. Such reports also include “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the relevant periods. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or from our web site at www.prudential.com. In addition, copies of the documents incorporated by reference in this prospectus supplement may be requested by contacting us as further described above in “Incorporation of Information by Reference”. However, the information on our web site does not constitute a part of this prospectus supplement. Our common stock is listed on the New York Stock Exchange under the symbol “PRU”.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus supplement. This prospectus supplement does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website or at the SEC offices referred to above.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) for the year ended December 31, 2007 incorporated in this prospectus supplement by reference to the Current Report on Form 8-K dated May 16, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

VALIDITY OF NOTES

The validity of the notes will be passed upon for Prudential Financial by corporate counsel for Prudential Financial, who may be any of Susan L. Blount, Esq., Timothy P. Harris, Esq., Brian J. Morris, Esq. or Stephen W. Gauster, Esq., and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP. As of the date of this prospectus supplement, each such corporate counsel for Prudential Financial owned less than 1% of the common stock of Prudential Financial. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries. Certain United States federal income taxation matters will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

Prudential Financial, Inc.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Units

Prudential Financial Capital Trust II

Prudential Financial Capital Trust III

Preferred Securities

guaranteed by Prudential Financial, Inc.

to the extent set forth in this prospectus

We or either of the trusts named above may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or either of the trusts named above may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Prudential Financial, Inc.’s common stock, other than the Class B Stock, is listed on the New York Stock Exchange under the symbol “PRU”. There is no established public trading market for Prudential Financial, Inc.’s Class B Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Prudential Financial, Inc., either of the trusts named above or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated March 16, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the trusts may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus describes some of the general terms that may apply to the securities that we or the trusts may offer and the general manner in which the securities may be offered. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material”. A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information”.

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the trusts, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the trusts are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the trusts may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the trusts directly or through dealers or agents designated from time to time. If we or the trusts, directly or through agents, solicit offers to purchase the securities, we and the trusts reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

References in this prospectus to the “Company”, “Prudential Financial, Inc.”, “Prudential Financial”, “we”, “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$”.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Common Stock is traded on the New York Stock Exchange under the symbol “PRU”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under the applicable items of our Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus, unless specifically stated in a prospectus supplement. We incorporate by reference the documents listed below and filings that we will make after the date of filing the initial registration statement and prior to the effectiveness of the registration statement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2005, filed on Form 10-K/A on March 16, 2006; and

•	Current Reports on Form 8-K filed January 5, 2006; January 17, 2006; January 20, 2006; February 6, 2006; February 16, 2006 and March 8, 2006.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

We have not included or incorporated by reference in this prospectus any separate financial statements of the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

We do not expect that the trusts will be required to file information with the SEC on an ongoing basis, for as long as we continue to file our information with the SEC.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

Some of the statements included in this prospectus may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of stock, real estate and other financial markets; (2) interest rate fluctuations; (3) reestimates of our reserves for future policy benefits and claims; (4) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (5) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (6) changes in our claims-paying or credit ratings; (7) investment losses and defaults; (8) competition in our product lines and for personnel; (9) changes in tax law; (10) economic, political, currency and other risks relating to our international operations; (11) fluctuations in foreign currency exchange rates and foreign securities markets; (12) regulatory or legislative changes; (13) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (14) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (15) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (16) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (17) changes in statutory or U.S. GAAP accounting principles, practices or policies; (18) changes in assumptions for retirement expense; (19) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions; and (20) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

PRUDENTIAL FINANCIAL, INC.

Business

We are one of the largest financial services companies in the United States. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, mutual funds, annuities, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, securities brokerage services. We provide these products and services to individual and institutional customers in the U.S. and approximately 30 other countries through one of the largest distribution networks in the financial services industry.

We are a holding company, with insubstantial assets other than investments in subsidiaries. As a holding company, we are dependent on dividends, loans or advances, or other intercompany transfers of funds from our subsidiaries to meet our obligations. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment. Because we are principally a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Prudential Financial has two classes of common stock outstanding: our Class A Common Stock, which we refer to as our “Common Stock” in this prospectus and which began trading on December 13, 2001 on the New York Stock Exchange under the symbol “PRU”, reflects the performance of the Financial Services Businesses, while our Class B Stock, which was issued through a private placement and does not trade on any exchange, reflects the performance of the Closed Block Business. On December 18, 2001, our date of demutualization, The Prudential Insurance Company of America converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became an indirect, wholly owned subsidiary of Prudential Financial.

We are incorporated under the laws of the State of New Jersey.

Our Executive Offices

Our registered office and principal executive offices are located at 751 Broad Street, Newark, New Jersey 07102. Our telephone number is (973) 802-6000.

PRUDENTIAL FINANCIAL CAPITAL TRUSTS

Prudential Financial Capital Trust II and Prudential Financial Capital Trust III are statutory trusts created under Delaware law. Each trust exists only for the purposes of:

•	issuing the preferred securities, which represent preferred undivided beneficial ownership interests in each trust’s assets;

•	issuing the common securities, which represent common undivided beneficial ownership interests in each trust’s assets, to us;

•	using the proceeds from the issuances to purchase one or more series of securities issued by us, including senior debt securities, subordinated debt securities and warrants;

•	maintaining each trust’s status as a grantor trust for federal income tax purposes; and

•	engaging in only those other activities necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

Any senior or subordinated, convertible or non-convertible, debt securities or any warrants that we sell to each trust will be its sole assets, and, accordingly, payments under those securities will be its sole revenues and such trust’s ability to distribute shares of our Common Stock or other securities upon conversion of the preferred securities, if convertible, will depend solely on our performance under the warrants sold by us to such trust.

We will acquire and own all of the common securities of each trust. The common securities will rank equally with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon an event of default under the amended and restated declaration of trust resulting from an event of default under the senior or subordinated debt securities, our rights as holder of the common securities to distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the preferred securities. We will guarantee distributions on the preferred and the common securities to the extent of available trust funds. See “Effects of Obligations Under the Debt Securities and the Trust Guarantees”.

Each trust has a term of 50 years, counting from its formation in 2001, but may dissolve earlier as provided in its respective amended and restated declaration of trust. Each trust’s business and affairs are conducted by the trustees. The trustees for the trusts are JPMorgan Chase Bank, N.A., a national banking association, as property trustee, Chase Bank USA, N.A., a national banking association, as the Delaware trustee, and three regular trustees or “administrative trustees” who are officers of us. JPMorgan Chase Bank, N.A., as property trustee, acts as sole indenture trustee under each declaration of trust, and also acts as guarantee trustee under the guarantees and as indenture trustee under the senior and subordinated debt indentures. The duties and obligations of each trustee are governed by the amended and restated declaration of trust for each trust.

As issuer of the debt securities to be purchased by each trust and as sponsor of each trust, we will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to each trust and any offering of each trust’s preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust. The registered offices of the trusts in Delaware are c/o Chase Bank USA, N.A., 500 Stanton Christiana Road, Building 4, 3rd Floor, Newark, Delaware 19713, and their telephone number is (302) 552-6279.

The accounting treatment of the trusts will be specified in the applicable prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale or resale of the securities referenced in this prospectus for (a) general corporate purposes, which may include, among other things, working capital, contributions of capital to our insurance underwriting and other subsidiaries, capital expenditures, the repurchase of shares of Common Stock, the repayment of short-term borrowings or other debt or acquisitions, or (b) any other purpose disclosed in the applicable prospectus supplement. Unless otherwise indicated in an accompanying prospectus supplement, the trusts will use all proceeds received from the sale of their preferred securities to purchase our senior or subordinated debt securities.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following briefly summarizes some provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities. The following description may not be complete, may be supplemented in prospectus supplements, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our senior debt indenture and our subordinated debt indenture that are exhibits to the registration statement that contains this prospectus.

Overview

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional senior indebtedness.

In this prospectus, “debt securities” refers to both the senior debt securities and the subordinated debt securities.

We are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities each are governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and JPMorgan Chase Bank, N.A., which acts as trustee. The indentures are substantially identical, except for the covenant described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, which is included only in the senior debt indenture, and the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The indentures and their associated documents contain the full legal text of the matters described in this section. A copy of the form of senior debt indenture and the form of subordinated debt indenture appear as exhibits to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

Different Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities will also describe any differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We discuss only the more important terms in this prospectus. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

Tax Treatment of Original Issue Discount and Other Debt Securities

The prospectus supplement relating to specific debt securities will describe the U.S. federal income tax considerations applicable to such specific debt securities. We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount and which may provide that, upon redemption or acceleration of maturity, an amount less than their principal amounts will be payable. An original issue discount debt security may be a zero-coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The prospectus supplement relating to original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. We also may issue debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, which may trigger special U.S. federal income tax, accounting and other consequences, all as described in more detail in the prospectus supplement relating to any of the particular debt securities.

A Prospectus Supplement Will Describe the Specific Terms of a Series of Debt Securities

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	the aggregate principal amount of the series of debt securities and any limit thereon;

•	the person to whom interest on a debt security is payable, if that person is not a holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•

the rate or rates, which may be fixed, variable or indexed, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•

the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, or of securities of any third party, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or such other securities issuable upon conversion, exercise or exchange may be adjusted;

•

whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the securities subject to resale;

•	the denominations in which the series of debt securities will be issuable, including if other than in denominations of $1,000 and any integral multiple thereof;

•

if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of that series of debt securities;

•

the currency or currencies, including currency units or composite currencies, of payment of principal, premium, if any, and interest on the series of debt securities and any special considerations relating to that currency or those currencies;

•

if the currency or currencies, including currency units or composite currencies, of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest, if any, on the series of debt securities;

•	the applicability of the provisions described below under “—Restrictive Covenants” and “—Defeasance”;

•	any event of default under the series of debt securities if different from those described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”;

•

if the series of debt securities will be issuable only in the form of a global security, as described below under “—Legal Ownership—Global Securities”, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	if applicable, a discussion of U.S. federal income tax considerations applicable to specific debt securities;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.

Legal Ownership

Street Name and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers in “street name” as legal holders of debt securities. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments and notices;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, which means those who are registered as holders of debt securities. As noted above, we will not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we will have no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”.

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name except in certain limited circumstances as described below under “—Special Situations When Global Security Will Be Terminated”;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to terminate (subject to the procedures of the depositary) the global security; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed later under “—Default and Related Matters”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary, not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled “—Street Name and Other Indirect Holders”.

Overview of the Remainder of this Description

The remainder of this description summarizes:

•	additional mechanics relevant to our debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	subordination provisions in the subordinated debt indenture that may prohibit us from making payments on those securities;

•

a restrictive covenant contained in the senior debt indenture that restricts our ability to incur liens and other encumbrances on the Common Stock of some of our subsidiaries. A particular series of debt securities may have additional, fewer or different restrictive covenants;

•	situations in which we may invoke the provisions relating to defeasance;

•	your rights if we default or experience other financial difficulties;

•	conversion or exchange rights;

•	redemption; and

•	our relationship with the trustee.

Additional Mechanics

Form, Exchanges and Transfer of our Debt Securities

Form. The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations that are integral multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Exchanges and Transfers. You may exchange or transfer debt securities at the office of the trustee. You may also replace lost, stolen, destroyed or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day, called the “regular record date”, in advance of each due date for interest, even if you no longer own the debt security on the interest due date. The regular record date is usually about two weeks in advance of the interest due date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in The City of New York. That office is currently located at 4 New York Plaza, New York, New York 10004. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•

If we merge out of existence or sell or lease substantially all our assets, the other company or firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiary, called liens, as discussed under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiary, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the senior debt securities.

Modification and Waiver

There are four types of changes we can make to either indenture and the applicable series of debt securities issued under that indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change to the payment due date of the principal or interest on a debt security;

•	reduction of any amounts due on a debt security;

•	reduction of the amount of principal payable upon acceleration of the maturity of a debt security, including the amount payable on an original issue discount security, following a default;

•	change to the place or currency of payment on a debt security;

•	impairment of your right to sue for payment of any amount due on your debt security;

•	impairment of any right that you may have to exchange or convert the debt security for or into other securities or property;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the debt securities.

Changes by Waiver Requiring a Majority Vote. Fourth, we need the approval of direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. We also need such majority approval to obtain a waiver of any past default, except a payment default listed in the first category described later under “—Default and Related Matters—Events of Default”.

Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect without the consent of the direct holders of a majority in aggregate principal amount of each affected series.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•

for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security described in the applicable prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities must recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

Senior Indebtedness

Under the subordinated debt indenture, “senior indebtedness” includes all of our obligations to pay principal, premium, if any, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements; and

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us.

The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•	indebtedness we owe to a subsidiary of ours; and

•

indebtedness we owe to any trust, including Prudential Financial Capital Trust II and Prudential Financial Capital Trust III, or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle, and which has issued equity securities or other securities that are similar to the preferred securities, unless the terms of that indebtedness expressly provide otherwise.

Payment Restrictions on our Subordinated Debt

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•

(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business. In addition, in the senior debt indenture, but not in the subordinated debt indenture, we have made the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by an encumbrance such as a mortgage, pledge, lien, security interest or other encumbrance on the common stock of our designated subsidiary, of any successor to substantially all of the business of the designated subsidiary which is also a subsidiary of Prudential Financial, or of any corporation, other than Prudential Financial, directly or indirectly controlling the designated subsidiary. We do not need to comply with this restriction if we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, if we so choose, any of our designated subsidiary’s other indebtedness. This restriction, however, does not apply to the $1,750,000,000 aggregate principal amount of notes of Prudential Holdings, LLC, which are secured by an encumbrance on common stock of the designated subsidiary. This promise does not restrict our ability to sell or otherwise dispose of our interests in our designated subsidiary.

Our designated subsidiary means The Prudential Insurance Company of America.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

there must be a change in current U.S. federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions described above under “—Subordination Provisions”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” would not apply. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities without causing tax consequences to you. This type of release is called covenant defeasance. If we ever accomplished covenant defeasance, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•

our promises regarding conduct of our business previously described above under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under “—Special Situations—Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”.

In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and as described above under “—Subordination Provisions”.

Events of Default

You will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection.

What Is an Event of Default? The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

•

we remain in breach of the restrictive covenant described previously under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary” or any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach; the notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available to you upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions”. If an event of default has occurred and has not been cured or waived, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount, or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Conversion or Exchange

The terms on which debt securities of any series are convertible into or exchangeable for our Common Stock or other securities or property of ours or of third parties will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating such a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our or a third party’s common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our Common Stock or other securities or property of ours or of third parties as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that is convertible into our Common Stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, in each case as we may describe in the applicable prospectus supplement.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

If we issue redeemable debt securities, the dates and terms on which those securities are mandatorily or optionally redeemable will be set forth in the applicable prospectus supplement. We may, as applicable, redeem any series of those debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

If a series of debt securities is redeemable, the redemption price for any debt security that we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date, unless otherwise specified in the applicable prospectus supplement.

Governing Law

The indentures are, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Our Relationship With the Trustee

The trustee under our senior indenture and our subordinated indenture is JPMorgan Chase Bank, N.A. We and our subsidiaries maintain banking and other service relationships with JPMorgan Chase Bank, N.A.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may issue preferred stock in one or more series, as described below. The following briefly summarizes some provisions of our amended and restated certificate of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation, which is an exhibit to the registration statement that contains this prospectus.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation.

Our Board is Authorized to Issue Many Classes or Series of Preferred Stock

We have authorized 10,000,000 shares of preferred stock with a par value of $0.01 per share. Under our amended and restated certificate of incorporation, our board of directors is expressly authorized, without further action by our shareholders, to provide for the issuance of all or any of the authorized shares of preferred stock in one or more classes or series and to fix for each class or series the voting powers (which means, full, limited, or no voting powers), and the distinctive designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, and to issue such shares. These rights and preferences may be superior to Common Stock as to dividends, voting rights and distributions of assets, upon liquidation or otherwise.

Without limitation, the shares of preferred stock may be convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, if our board of directors so determines. However, our board of directors does not have the authority to issue any shares of preferred stock that are convertible into or exchangeable for shares of Class B Stock or that have dividend, liquidation or other preferences with respect to the Class B Stock but not the Common Stock or disproportionately with respect to the Class B Stock as compared to the Common Stock unless holders of a majority of the outstanding shares of Class B Stock approve. Our board of directors has the authority to change the designation or number of shares of preferred stock, or the relative rights, preferences and limitations of any class or series of preferred stock previously established and issued. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted as may be permitted by the New Jersey Business Corporation Act before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank equally in all respects with each other series of preferred stock and prior to our Common Stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends only when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends, if any, will be set forth in the applicable prospectus supplement relating to each series of preferred stock.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock if it pays dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock if it pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Liquidation Preferences

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right, as described in the applicable prospectus supplement, to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the Common Stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking equally regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of Common Stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following briefly summarizes some provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered, and it will provide any additional provisions applicable to the depositary shares or depositary receipts being offered, including their tax treatment. The following description and any description in a prospectus supplement may not be complete and each is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement to be filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the preferred shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, Common Stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, Common Stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or Common Stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for Common Stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•

we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF OUR COMMON STOCK

The following briefly summarizes some provisions of our amended and restated certificate of incorporation and amended and restated by-laws that would be important to holders of our Common Stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated by-laws which are exhibits to the registration statement that contains this prospectus. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Our Common Stock

We have authorized 1,500,000,000 shares of Common Stock with a par value of $0.01 per share. Our authorized capital also consists of 10,000,000 shares of another class of common stock, the Class B Stock. The Common Stock and the Class B Stock are separate classes of common stock under New Jersey corporate law. We are not offering any Class B Stock by means of this prospectus. The Common Stock reflects the performance of the Financial Services Businesses and the Class B Stock reflects the performance of the Closed Block Business. As of March 13, 2006, approximately 493,459,524 shares of Common Stock were outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock offered by this prospectus when issued will be, fully paid and non-assessable. As of the date of this prospectus, 2,000,000 shares of Class B Stock are outstanding, all of which are beneficially owned by American International Group, Inc. and Pacific Life Corp. References in this prospectus to our Common Stock do not include Class B Stock.

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”.

Dividend Rights

Holders of Common Stock and of Class B Stock may receive cash dividends as declared by our board of directors out of funds legally available for that purpose, subject to the rights of any holders of any preferred stock. To the extent dividends are paid on the Class B Stock, shares of Class B Stock are repurchased or the Closed Block Business has net losses, the amount legally available for dividends on the Common Stock will be reduced.

In addition, payment of dividends is subject to the following additional conditions:

•

holders of Common Stock are entitled to receive dividends only out of the assets of the Financial Services Businesses that are legally available therefor under the New Jersey Business Corporation Act as if the Financial Services Businesses were a separate New Jersey corporation; and

•

holders of Class B Stock are entitled to receive dividends only out of the assets of the Closed Block Business that are legally available therefor under the New Jersey Business Corporation Act as if the Closed Block Business were a separate New Jersey corporation.

We have the right and expect to pay dividends on the Common Stock and Class B Stock in unequal amounts. We have the right to pay dividends on the Class B Stock without paying dividends on the Common Stock, as well as the right not to pay dividends on the Class B Stock even when funds legally available for dividends exist.

We will pay dividends on the Class B Stock in an aggregate amount per year that is at least equal to the lesser of (1) $19.25 million and (2) what we call the CB Distributable Cash Flow for the applicable year. We have, however, the flexibility to suspend dividends on the Class B Stock. If we do that despite the fact that CB Distributable Cash Flow exists for any period, then you, as a holder of Common Stock, will not receive dividends on your Common Stock for that period.

CB Distributable Cash Flow means, for any quarterly or annual period, the sum of

•

the excess of (a) the Surplus and Related Assets over (b) the “Required Surplus” applicable to the Closed Block Business within The Prudential Insurance Company of America, to the extent that The Prudential Insurance Company of America is able to distribute such excess as a dividend to Prudential Holdings, LLC (its immediate parent holding company, which is a wholly owned subsidiary of Prudential Financial) under New Jersey law without giving effect, directly or indirectly, to the “earned surplus” requirement of Section 17:27A-4c.(3) of the New Jersey Insurance Holding Company Systems Law, plus

•

any amount held by Prudential Holdings, LLC allocated to the Closed Block Business in excess of remaining debt service payments on the IHC debt. For purposes of the foregoing, “Required Surplus” means the amount of surplus applicable to the Closed Block Business within The Prudential Insurance Company of America that would be required to maintain a quotient (expressed as a percentage) of (a) the “Total Adjusted Capital” applicable to the Closed Block Business within The Prudential

Insurance Company of America (including any applicable dividend reserves) divided by (b) the “Company Action Level RBC” applicable to the Closed Block Business within The Prudential Insurance Company of America, equal to 100%, where “Total Adjusted Capital” and “Company Action Level RBC” are as defined in the regulations promulgated under the New Jersey Dynamic Capital and Surplus Act of 1993. These amounts will be determined according to statutory accounting principles.

Voting Rights

Each share of Common Stock and each share of Class B Stock gives the respective owner of record one vote on all matters submitted to a shareholder vote. The Common Stock and the Class B Stock vote together as a single class on all matters submitted to a shareholder vote, except as otherwise required by law and except that the holders of the Class B Stock have certain class voting or consent rights, including as noted below. Accordingly, the holders of a majority of the outstanding shares of Common Stock and Class B Stock voting for the election of directors can elect all of the directors if they choose to do so, subject to any voting rights granted to holders of preferred stock.

Actions requiring approval of shareholders will generally require approval by a majority vote at a meeting at which a quorum is present. Our amended and restated by-laws provide that, except as otherwise set forth in our amended and restated certificate of incorporation, the holders of 25% of the shares entitled to cast votes at a meeting constitute a quorum. Our amended and restated certificate of incorporation initially specifies a quorum of 25% of the shares entitled to cast votes at a meeting of shareholders. The amended and restated certificate of incorporation further provides that, in the event that the holders of at least the percentage of shares entitled to cast votes at a meeting of shareholders set forth in Column A below are present or represented at a meeting of shareholders, the quorum shall be increased to the percentage listed in Column B below, effective commencing the next succeeding annual or special meeting of shareholders:

Column A	Column B
25%	25%
35%	30%
45%	40%
55%	50%

Following our annual meeting of shareholders in 2002, this quorum has increased to 40% from 25%.

In addition to any class voting rights provided by law, holders of the Class B Stock are entitled to vote as a class with respect to:

•	any proposal by our board of directors to issue

(1) shares of Class B Stock in excess of an aggregate of two million outstanding shares, other than issuances pursuant to a stock split or stock dividend paid ratably to all holders of Class B Stock,

(2) any shares of preferred stock that are exchangeable for or convertible into Class B Stock, or

(3) any debt securities, rights, warrants or other securities that are convertible into, exchangeable for, or provide a right to acquire shares of, Class B Stock; or

•

the approval of the actuarial or other competent firm selected for purposes of determining the Fair Market Value of the Class B Stock in connection with any exchanges or conversions discussed below under “—Exchange and Conversion of Class B Stock”.

In addition, pursuant to the subscription agreement for the Class B Stock, the approval or consent of the holders of the Class B Stock is required for various matters affecting the Class B Stock or the Closed Block Business, including material changes in the investment policies for the Surplus and Related Assets. The approvals or consents of the Class B stockholders require the approval of the shares having a majority of the voting power of the Class B Stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of Prudential Financial, the holders of Common Stock and any Class B Stock will be entitled to receive a proportionate share in our net assets that remain after paying all liabilities and the liquidation preferences of any preferred stock.

This proportionate share will be determined as follows:

•

If no Class B Stock is outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock will be entitled to an equal share of any net assets of Prudential Financial after paying all of our liabilities and the liquidation preference of any preferred stock.

•

If shares of Class B Stock are outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock and of Class B Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units of each class. The formula below explains the computation of liquidation units.

In the second case, where shares of Class B Stock are outstanding, each share of Common Stock will have one liquidation unit. Each share of Class B Stock will have a number of liquidation units (including a fraction of one liquidation unit) that is equal to the quotient (rounded to the nearest five decimal places) of (i) the issuance price per share of the Class B Stock divided by (ii) the average market value of one share of Common Stock during the 20 consecutive trading day period ending on (and including) February 16, 2002. During this 20-day period, the Common Stock had an average market value, as reported by Bloomberg, of $30.90 per share. Accordingly, each share of Common Stock has one liquidation unit and each share of Class B Stock has 2.83172 liquidation units; that is, the issuance price of $87.50 divided by $30.90.

Neither a merger nor a consolidation of us with any other entity, nor a sale, transfer or lease of all or any part of our assets would alone be deemed a liquidation, dissolution or winding-up for these purposes.

Pre-emptive Rights

Holders of our Common Stock and of our Class B Stock have no pre-emptive rights with respect to any shares of capital stock that we may issue in the future.

Shareholder Rights Plan

The following is a summary of the material terms of our shareholder rights agreement and each statement is qualified in its entirety by reference to the shareholder rights agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information about where you can obtain a copy of this document.

On December 18, 2001, our shareholder rights agreement became effective. The shareholder rights plan does not apply to any share of Class B Stock. Our transfer agent, Computershare Limited, is the rights agent under the shareholder rights agreement. The shareholder protection rights will not prevent a takeover of us. However, the rights may render an unsolicited takeover of us more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer shareholders the opportunity to sell their shares at a price above the prevailing market rate and/or may be favored by a majority of the shareholders.

Right to Purchase Preferred Stock. Under the shareholder rights agreement, each outstanding share of Common Stock is coupled with one shareholder protection right. Each right initially entitles the holder to purchase 1/1000 of a share of a series of our preferred stock upon payment of the exercise price, which the board has initially set at $110 per right, subject to adjustment from time to time.

Exercise of Protection Rights. The shareholder protection rights are not exercisable until the distribution date, when they will become transferable separately from the Common Stock. The distribution date is the earlier of:

•

the tenth business day after the first public announcement that a person or group has become the beneficial owner of 10% or more of the total voting power of all of our outstanding capital stock or such earlier or later date as determined by our board of directors. The rights plan refers to the day of public announcement as the “stock acquisition date” and the person or group as an “acquiring person”; or

•	the tenth business day after the commencement of a tender or exchange offer for 10% or more of the total voting power of all of our outstanding capital stock.

If any person or group becomes an acquiring person, instead of thousandths of shares of preferred stock, each shareholder protection right will then generally represent the right to receive upon exercise an amount of Common Stock having a market value equal to twice the exercise price. If after a stock acquisition date we are acquired in a merger or other business combination or 50% or more of our consolidated assets or earnings power are sold or transferred, each shareholder protection right will then represent the right to receive upon exercise an amount of Common Stock of the acquiring person having a value equal to twice the exercise price. In addition, at any time after any person or group becomes an acquiring person but before it becomes the beneficial owner of 50% or more of the outstanding Common Stock, our board of directors may exchange all or part of the shareholder protection rights for Common Stock at an exchange ratio of 1:1.

Redemption and Expiration of Protection Rights. Our board of directors may redeem the shareholder protection rights only in whole, for one cent ($0.01) per right at any time until the tenth business day after the stock acquisition date. Unless redeemed earlier, the protection rights will expire on December 18, 2011.

Exchange and Conversion of Class B Stock

The Common Stock is not convertible.

Exchange. We may, at our option, at any time, exchange all outstanding shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value, discussed below, equal to 120% of the appraised “Fair Market Value”, discussed below, of the outstanding shares of Class B Stock.

Conversion by Holders of Class B Stock following Closed Block disposition or Change of Control. If (1) we sell or otherwise dispose of all or substantially all of the Closed Block Business or (2) a “change of control”, as defined below, of Prudential Financial occurs, we must exchange all outstanding shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value of 120% of the appraised Fair Market Value of such shares of Class B Stock.

Discretionary and Tax Event Conversion by Holders of Class B Stock. Holders of Class B Stock may convert their shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value equal to 100% of the appraised Fair Market Value of the outstanding shares of Class B Stock

(1) in the holder’s sole discretion, in the year 2016 or at any time thereafter, and

(2) at any time if (a) the Class B Stock will no longer be treated as equity of Prudential Financial for U.S. federal income tax purposes or (b) the New Jersey Department of Banking and Insurance amends, alters, changes or modifies the regulation of the Closed Block, the Closed Block Business, the Class B Stock or the IHC debt in a manner that materially adversely affects the CB Distributable Cash Flow.

In no event, however, may a holder of Class B Stock convert shares of Class B Stock to the extent such holder immediately upon such conversion, together with its affiliates, would be the “beneficial owner”, as defined under the Exchange Act, of in excess of 9.9% of the total outstanding voting power of our voting securities. In the event a holder of shares of Class B Stock requests to convert shares pursuant to clause (2)(a) above, we may elect, instead of effecting such conversion, to increase the Target Dividend Amount to $12.6875 per share per annum retroactively from the time of issuance of the Class B Stock.

Conversion upon Material Transactions Affecting Common Stock. In the event of any reclassification, recapitalization or exchange of, or any tender offer or exchange offer for, the outstanding shares of Common

Stock, including by merger, consolidation or other business combination, as a result of which shares of Common Stock are exchanged for or converted into another security which is both registered under the Exchange Act and publicly traded, then the Class B Stock will remain outstanding, unless exchanged by virtue of a “change of control” occurring or otherwise, or otherwise converted, and, in the event 50% or more of the outstanding shares of Common Stock are so exchanged or converted, holders of outstanding Class B Stock will be entitled to receive, in the event of any subsequent exchange or conversion, the securities into which the Common Stock has been exchanged or converted by virtue of such reclassification, recapitalization, merger, consolidation, tender offer, exchange offer or other business combination. If, in the event of any reclassification, recapitalization or exchange, or any tender or exchange offer for, the outstanding shares of Common Stock, including by merger, consolidation or other business combination, as a result of which a majority of the outstanding shares of Common Stock are converted into or exchanged or purchased for either cash or securities which are not public securities, or a combination thereof, the holders of Class B Stock will be entitled to receive cash and/or securities of the type and in the proportion that such holders of Class B Stock would have received if an exchange or conversion of the Class B Stock had occurred immediately prior to the conversion, exchange or purchase of a majority of the outstanding shares of Common Stock and the holders of Class B Stock had participated as holders of Common Stock in such conversion, exchange or purchase. The amount of cash and/or securities payable upon such exchange or conversion will be calculated based upon the Fair Market Value of the Class B Stock as of the date on which the Common Stock was exchanged, converted or purchased and will be multiplied by 120%.

Definitions. For purposes of all exchanges and conversions,

•	“Average market value” of the Common Stock will be determined during a specified 20 trading day period preceding the time of the exchange or conversion.

•	“Change of control” means the occurrence of any of the following events, whether or not approved by our board of directors:

(a) (i) any person(s), excluding us and specified related entities, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of our then outstanding equity securities; or (ii) we merge with, or consolidate with, another person or dispose of all or substantially all of our assets to any person, other than, in the case of either clause (i) or (ii), any transaction where immediately after such transaction the persons that beneficially owned immediately prior to the transaction our then outstanding voting equity securities beneficially own more than 50% of the total voting power of the then outstanding voting securities of the surviving person; or

(b) during any year or any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors, together with any new directors whose election by such board of directors or whose nomination for election by our shareholders was approved by a vote of a majority of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason, other than pursuant to (x) a proposal or request that the board of directors be changed as to which the holder of the Class B Stock seeking the conversion has participated or assisted or is participating or assisting or (y) retirements in the ordinary course, to constitute a majority of the board of directors then in office.

•

“Fair Market Value” of the Class B Stock means the fair market value of all of the outstanding shares of Class B Stock as determined by appraisal by a nationally recognized actuarial or other competent firm independent of and selected by our board of directors and approved by the holders of a majority of the outstanding shares of Class B Stock. Fair Market Value will be the present value of expected future cash flows to holders of the Class B Stock, reduced by any payables to the Financial Services Businesses. Future cash flows will be projected consistent with the policy, as described in the plan of reorganization relating to the demutualization, for the board of directors of The Prudential Insurance Company of America to declare policyholder dividends based on actual experience in the Closed Block. Following the repayment in full of the IHC debt, these cash flows shall be the excess of statutory surplus applicable to the Closed Block Business over Required Surplus, as defined in the definition of “CB Distributable Cash Flow”, for each period that would be distributable as a dividend under New Jersey law if the

Closed Block Business were a separate insurer. These cash flows will be discounted at an equity rate of return, to be estimated as a risk-free rate plus an equity risk premium. The risk-free rate will be an appropriate ten-year U.S. Treasury rate reported by the Federal Reserve Bank of New York. The equity risk premium will be 8 1/4% initially, declining evenly to 4% over the following 21 years and remaining constant thereafter. Fair Market Value will be determined by appraisal as of a specified date preceding the time of the exchange or conversion.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

A number of provisions of our amended and restated certificate of incorporation and amended and restated by-laws concern corporate governance and the rights of shareholders. Some provisions, including those granting our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock without shareholder approval, may be viewed as having an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that some shareholders may consider to be in their best interests. To the extent takeover attempts are discouraged, fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited.

The amended and restated certificate of incorporation and the amended and restated by-laws have provisions that also could delay or frustrate the removal of directors from office or the taking of control by shareholders, even if that action would be beneficial to shareholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they were favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock.

The following is a summary of the material terms of these provisions of our amended and restated certificate of incorporation and amended and restated by-laws. The statements below are only a summary, and we refer you to the amended and restated certificate of incorporation and amended and restated by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. Each statement is qualified in its entirety by such reference. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Classified Board of Directors; Number of Directors; Removal; Vacancies

On June 7, 2005, our shareholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation to provide for the phased elimination over three years of the Company’s classified board of directors. These amendments are referred to herein as the “declassification amendment”. Prior to the declassification amendment, our amended and restated certificate of incorporation provided that our directors be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes served staggered terms, so that the term of one class of directors expired each year. As a result of this provision, at least two annual meetings of shareholders were required for shareholders to change a majority of our board of directors. Commencing at our 2005 annual meeting of shareholders, directors were elected for terms of one year, except that any director in office at the 2005 annual meeting of shareholders whose term expires at the annual meeting of shareholders held in calendar year 2006 or calendar year 2007 will continue to hold office until the end of the term for which such director was elected and until such director’s successor is elected and qualified.

Our amended and restated by-laws provide that the board of directors consists of not less than 10 nor more than 24 members, with the exact number to be determined by the board of directors from time to time. Effective upon the adoption of the declassification amendment, our amended and restated by-laws were amended to reflect the phased declassification of our board of directors. Prior to their amendment, our amended and restated by-laws permitted removal of directors only for cause and required (unless otherwise required by law) the affirmative vote of at least 80% of the votes cast at a meeting of the shareholders provided that at least 50% of the outstanding shares approved. Upon adoption of the declassification amendment, the amended and restated by-laws were amended so that these requirements will continue to apply to the Class II and Class III directors during the remainder of their terms expiring in 2006 and 2007, respectively. The amended and restated by-laws were also amended to (1) provide that the directors elected at the 2005 annual meeting of shareholders and thereafter will be removable “with or without cause” upon the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present and (2) delete the supermajority voting requirements applicable to the classification of directors so that, if shareholders in the future wish to reestablish a classified board of directors, such reestablishment would need the affirmative vote of only a majority of the votes cast at a meeting at which a quorum is present.

Unless otherwise required by law, vacancies on the board of directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may only be filled by an affirmative vote of a majority of the directors then in office or by a sole remaining director. This requirement will make it more difficult to change the board of directors and will promote the continuity of existing management.

Limitations on Call of Special Meetings of Shareholders

The amended and restated by-laws provide that special meetings of shareholders may only be called by the chairman of the board of directors, the chief executive officer, the president, or the board of directors or shareholders representing at least 25% of the shares outstanding.

Limitation on Written Consent of Shareholders

The amended and restated certificate of incorporation generally provides that action by holders of Common Stock cannot be taken by written consent without a meeting unless such written consents are signed by all shareholders entitled to vote on the action to be taken.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings

Our amended and restated by-laws establish advance notice procedures for shareholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of shareholders. These procedures require that notice of such shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, we must receive the notice at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the annual meeting of shareholders before the one in which the shareholder proposal is to be considered. The notice must contain information required by the amended and restated by-laws. These provisions make it procedurally more difficult for a shareholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

Supermajority Voting Requirement for Certain Amendments to the By-laws and Charter

Our amended and restated certificate of incorporation and amended and restated by-laws require the approval of at least 80% of the votes cast at a meeting of shareholders to amend certain provisions of the amended and restated certificate of incorporation and amended and restated by-laws, including those described in this section, provided, that the number of votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon. This requirement exceeds the majority vote that would otherwise be required under the New Jersey Business Corporation Act. This supermajority requirement will make it more difficult for shareholders to reduce the anti-takeover effects of the amended and restated certificate of incorporation and amended and restated by-laws.

Limitation of Liability and Indemnification Matters

Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation states that a director will not be held personally liable to us or any of our shareholders for damages for a breach of duty as a director except for liability based upon an act or omission:

•	in breach of the director’s duty of loyalty to us or our shareholders,

•	not in good faith or involving a knowing violation of law, or

•	resulting in receipt by such director of an improper personal benefit.

This provision prevents a shareholder from pursuing an action for damages for breach of duty against one of our directors unless the shareholder can demonstrate one of these specified bases for liability. The inclusion of this provision in the amended and restated certificate of incorporation may discourage or deter shareholders or management from bringing a lawsuit against a director for a breach of his or her duties, even though an action, if successful, might otherwise benefit us and our shareholders. This provision does not affect the availability of non-monetary remedies like an injunction or rescission based upon a director’s breach of his or her duty of care.

Amended and Restated By-Laws. Our amended and restated by-laws provide that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was a director or officer of us, or is or was serving at our request as a director or officer, employee or agent of another entity. This indemnification covers expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnified person in connection with such action, suit or proceeding. To receive indemnification, a person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests. In the case of any criminal action or proceeding, the indemnified person also must have had no reasonable cause to believe his or her conduct was unlawful. The amended and restated by-laws limit indemnification in cases when a person has been held liable to us.

Anti-Takeover Effect of New Jersey Business Corporation Act

New Jersey Shareholders Protection Act

We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the “Shareholders Protection Act”.

Generally, the Shareholders Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices or significant business operations in New Jersey, like us, from engaging in any “business combination” with any “interested stockholder” of that corporation for a period of five years following the time at which that stockholder became an “interested stockholder”. An exception applies if the business combination is approved by the board of directors before the stockholder becomes an “interested stockholder”. Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An “interested stockholder” is (1) any person that directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting stock of Prudential Financial; or (2) any “affiliate” or “associate” of ours that directly or indirectly beneficially owned 10% or more of the voting power of the then-outstanding stock of Prudential Financial at any time within a five-year period immediately prior to the date in question.

In addition, under the Shareholders Protection Act, we may not engage in a business combination with an interested stockholder at any time unless:

•	our board of directors approved the business combination prior to the time the stockholder became an interested stockholder;

•

the holders of two-thirds of our voting stock (which includes Common Stock and Class B Stock) not beneficially owned by the interested stockholder affirmatively vote to approve the business combination at a meeting called for that purpose; or

•

the consideration received by the non-interested stockholders in the business combination meets the standards of the statute, which is designed to ensure that all other shareholders receive at least the highest price per share paid by the interested stockholder.

A New Jersey corporation that has publicly traded voting stock may not opt out of these restrictions.

Board Consideration of Certain Factors

Under the New Jersey Business Corporation Act, in discharging their duties, our directors may consider the effects that an action taken by us may have on interests and people in addition to our shareholders, such as employees, customers and the community. The directors may also consider the long-term as well as the short-term interests of us and our shareholders, including the possibility that these interests may best be served by our continued independence.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Limited.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

We may issue warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, Common Stock, any of these securities of a third party or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement that contains this prospectus.

A Prospectus Supplement Will Describe the Specific Terms of Warrants

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including currency units or composite currencies, investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•

the price at which and the currency or currencies, including currency units or composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a universal warrant. We refer to each property described above as a warrant property.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Common Stock will not have any rights of holders of the preferred stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Common Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The following description and any description of stock purchase contracts in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts that we will file with the SEC as an exhibit to the registration statement that contains this prospectus in connection with a public offering of stock purchase contracts.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of Common Stock, preferred stock or depositary shares, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of our debt securities, preferred stock, Common Stock or depositary shares, or trust preferred securities or debt obligations of third parties, including U.S. treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our Common Stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our Common Stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC as an exhibit to the registration statement that contains this prospectus in connection with a public offering of units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUSTS MAY OFFER

The following briefly summarizes some provisions of the preferred securities that each trust may offer that would be important to holders of preferred securities. The applicable prospectus supplement will state whether any of the generalized provisions summarized below do not apply to the preferred securities being offered, and it will provide any additional provisions applicable to the preferred securities being offered, including their tax treatment.

Each trust will issue the preferred securities under an amended and restated declaration of trust, which we will enter into at the time of any offering of preferred securities by each trust. The amended and restated declaration of trust for each trust is subject to and governed by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. Chase Bank USA, N.A., will act as Delaware trustee and JPMorgan Chase Bank, N.A. will act as property trustee under the declarations of trust for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable amended and restated declarations of trust and those made part of the amended and restated declarations of trust by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the forms of amended and restated declarations of trust, which are filed as exhibits to the registration statement which contains this prospectus, the Trust Indenture Act and the Delaware Statutory Trust Act.

Terms

The amended and restated declarations of trust will provide that each trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the senior or the subordinated debt securities that we will issue to each trust in exchange for the proceeds of the sales of the preferred and common securities, and any conversion feature applicable to the preferred securities will mirror the terms of the convertible debt securities or warrants, if any, that we will have issued to each trust. If we fail to make a payment on the senior or the subordinated debt securities, the trusts holding those debt securities will not have sufficient funds to make related payments, including cash distributions, on their preferred securities. If the preferred securities are convertible into or exchangeable for shares of our Common Stock or other securities, in the event that we fail to perform under any convertible debt securities or warrants we issue to the trusts, the trusts will be unable to distribute to the holders any of our shares of Common Stock or other securities to be distributed to the holders of the preferred securities upon their conversion.

You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities and common securities;

•	the total and per-security-liquidation amount of the preferred securities;

•

the annual distribution rate, or method of determining the rate at which each trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•

whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will accumulate;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related subordinated debt securities;

•

whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•

the amount or amounts which will be paid out of the assets of each trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of each trust;

•	any obligation of each trust to purchase or redeem preferred securities issued by it and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	certain U.S. federal income tax considerations;

•	any terms and conditions upon which the debt securities held by each trust issuing the preferred securities may be distributed to holders of preferred securities;

•

if the preferred securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•

whether the preferred securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the declarations of trust or with applicable law.

We will guarantee the preferred securities to the extent described below under “Description of Trust Guarantees”. Our guarantees, when taken together with our obligations under the related debt securities and the related indenture and any warrants and related warrant agreement, and our obligations under the amended and restated declarations of trust, would provide a full, irrevocable and unconditional guarantee of amounts due on any preferred securities and the distribution of any securities to which the holders would be entitled upon conversion of the preferred securities, if the preferred securities are convertible into or exchangeable for shares of our Common Stock or other securities.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in the applicable prospectus supplement, the amended and restated declarations of trust state that each trust will be dissolved:

•	on the expiration of the term of the trust;

•	upon bankruptcy, dissolution or liquidation of us or the holder of the common securities of the trust;

•	upon our written direction to the property trustee to dissolve the trust and distribute the related debt securities directly to the holders of the preferred securities and common securities;

•	upon the redemption by the trust of all of the preferred and common securities in accordance with their terms; or

•	upon entry of a court order for the dissolution of the trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after each trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by each trust will be entitled to receive:

•	the related debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•

if any distribution of the related debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment; and

•	if we issued warrants to the trust, a number of warrants equal to the holders’ proportionate share of total number of warrants held by the trust.

If a trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by such trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under each amended and restated declaration of trust:

•	an event of default under the subordinated debt indenture occurs with respect to any related series of subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

If an event of default with respect to a related series of debt securities occurs and is continuing under the related indenture, and the related indenture trustee or the holders of not less than 25% in aggregate principal amount of the related debt securities outstanding fail to declare the principal amount of all of such debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the trust holding the debt securities will have the right to declare such principal amount immediately due and payable by providing written notice to us, the property trustee and the indenture trustee under the related indenture.

At any time after a declaration of acceleration has been made with respect to a related series of debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related debt securities and its consequences

•

if we deposit with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related debt securities and other amounts due to the indenture trustee and the property trustee; and

•

if all existing events of default with respect to the related subordinated debt securities have been cured or waived except non-payment of principal on the related subordinated debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the indenture with respect to related debt securities, other than a default in the payment of principal of, or any premium or interest on, any related debt security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related debt security. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the amended and restated declarations of trust.

The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the amended and restated declarations of trust.

A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of debt securities when payable.

We are required to furnish annually, to the property trustee for each trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the trusts are not in default under the applicable amended and restated declarations of trust or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

A trust may not consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described above in “—Liquidation Distribution Upon Dissolution”. A trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of the trust, consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to its preferred and common securities; or

•

substitutes for the trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

•

the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred or common securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust; and

•	prior to the merger event, we shall provide to the trust an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust’s preferred or common securities in any material respect;

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended;

•	following the merger event, the trust or the successor entity will continue to be classified as a grantor trust for United States federal tax purposes; and

•

we own, or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

In addition, unless all of the holders of the preferred securities approve otherwise, a trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it, if the transaction would cause such trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights, except as discussed below and under “—Amendment to the Declarations of Trust” and “Description of Trust Guarantees—Modification of the Trust Guarantees”, and as otherwise required by law.

If any proposed amendment to the amended and restated declarations of trust provides for, or the trustee of a trust otherwise proposes to effect:

•

any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the declaration of trust or otherwise; or

•	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

The holders of a majority in aggregate liquidation amount of the preferred securities issued by each trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the applicable declaration of trust, including the right to direct the property trustee, as holder of the debt securities and, if applicable, the warrants, to:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for any related subordinated debt securities or execute any trust or power conferred on the indenture trustee with respect to the related debt securities;

•	if we issue warrants to the trust, direct the time, method and place of conducting any proceeding for any remedy available to the property trustee as the registered holder of the warrants;

•	waive certain past defaults under the indenture with respect to any related debt securities, or the warrant agreement with respect to any warrants;

•	cancel an acceleration of the maturity of the principal of any related debt securities; or

•	consent to any amendment, modification or termination of the indenture or any related debt securities or the warrant agreement or warrants where consent is required.

In addition, before taking any of the foregoing actions, we will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes.

The property trustee will notify all preferred securities holders of each trust of any notice of default received from the indenture trustee with respect to the debt securities held by the trust.

Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for that purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address in accordance with the declarations of trust.

No vote or consent of the holders of the preferred securities will be required for a trust to redeem and cancel its preferred securities in accordance with its declaration of trust.

Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, or any affiliate of ours will, for purposes of any vote or consent, be treated as if they were not outstanding.

Amendment to the Declarations of Trust

Each amended and restated declaration of trust may be amended from time to time by us and the property trustee and the administrative trustees of each trust, without the consent of the holders of the preferred securities, to:

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision;

•	add to the covenants, restrictions or obligations of the sponsor; or

•

modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes, to ensure that the debt securities held by the trust are treated as indebtedness for U.S. federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended;

provided, however, that, in each case, the amendment would not adversely affect in any material respect the interests of the holders of the preferred securities.

Other amendments to the amended and restated declarations of trust may be made by us and the trustees of each trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of each trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes, affect the treatment of the debt securities held by each trust as indebtedness for U.S. federal income tax purposes or affect the trust’s exemption from the Investment Company Act of 1940, as amended.

Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of each trust, the amended and restated declaration of trust may not be amended to:

•

change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date;

•	change any of the conversion or redemption provisions; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

Removal and Replacement of Trustees

Unless an event of default exists under the debt securities or, if the preferred securities are convertible and there is a separate warrant agreement, under the warrant agreement, we may remove the property trustee and the Delaware trustee at any time. If an event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all the trusts’ common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the amended and restated declarations of trust.

Merger or Consolidation of Trustees

Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable declarations of trust; provided, however, that the entity shall be otherwise qualified and eligible.

Global Preferred Securities

Unless otherwise set forth in the applicable prospectus supplement, any preferred securities will be represented by fully registered global certificates issued as global preferred securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on preferred securities and other payments will be payable are discussed in more detail in the applicable prospectus supplement.

Payment and Paying Agent

Payments in respect of preferred securities that are represented by global certificates will be made in accordance with the applicable policies of The Depository Trust Company, as described in the applicable prospectus supplement. If any preferred securities are not represented by global certificates, payments will be made by check mailed to the holder entitled to them at his or her address shown on the property trustee’s records as of the close of business on the regular record date. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee.

Information Concerning the Property Trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee for each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Except if an event of default exists under the amended and restated declarations of trust, the property trustee will undertake to perform only the duties specifically set forth in the declarations of trust. While such an event of default exists, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the amended and restated declarations of trust at the request of any holder of preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. But the holders of preferred securities will not be required to offer indemnity if the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the declarations.

JPMorgan Chase Bank, N.A., which is the property trustee for the trusts, also serves as the senior debt indenture trustee, the subordinated debt indenture trustee and the guarantee trustee under the trust guarantee described below. We and certain of our affiliates maintain banking and other service relationships with JPMorgan Chase Bank, N.A., which are described under “Description of Debt Securities We May Offer—Our Relationship With the Trustee”.

Miscellaneous

The administrative trustees of each trust are authorized and directed to conduct the affairs of and to operate each trust in such a way that:

•	the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes;

•	the debt securities held by the trust will be treated as indebtedness of ours for U.S. federal income tax purposes; and

•	the trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940, as amended.

We and the trustees are authorized to take any action, so long as it is consistent with applicable law, the certificates of trust or the amended and restated declarations of trust, that we and the trustees determine to be necessary or desirable for the above purposes, as long as it does not materially and adversely affect the holders of the preferred securities.

Registered holders of the preferred securities have no preemptive or similar rights.

A trust may not, among other things, incur indebtedness or place a lien on any of its assets.

Governing Law

The amended and restated declarations of trust and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF TRUST GUARANTEES

The following briefly summarizes some general terms and provisions of the trust guarantees that we will execute and deliver for the benefit of the holders from time to time of preferred securities. Each trust guarantee will be separately qualified as an indenture under the Trust Indenture Act, and JPMorgan Chase Bank, N.A. will act as indenture trustee under the trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each trust guarantee will be those contained in such trust guarantee and those made part of the trust guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is filed as an exhibit to the registration statement that contains this prospectus, and the Trust Indenture Act. Each trust guarantee will be held by the guarantee trustee of each trust for the benefit of the holders of the preferred securities.

General

We will irrevocably and unconditionally agree to pay or make the following payments or distributions with respect to preferred securities, in full, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that each trust may have except for the defense of payment:

•

any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so;

•

any distributions of our Common Stock or preferred stock or any of our other securities, in the event that the preferred securities may be converted into or exercised for our Common Stock or preferred stock or any other of our securities, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the trust does not distribute such shares or other securities but has received such shares or other securities;

•

the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of related subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

•

the total liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so; and

•	the amount of assets of the trust remaining available for distribution to holders of such preferred securities in liquidation of the trust.

Our obligation to make a payment under each trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which each trust guarantee relates or by causing the applicable trust to pay the amounts to the holders.

Modification of the Trust Guarantees; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of preferred securities in any material respect, in which case no vote will be required, a trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates.

Termination

Each trust guarantee will terminate when any of the following has occurred:

•	all preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the trust or both;

•	the debt securities held by the related trust have been distributed to the holders of the preferred securities; or

•	the amounts payable in accordance with the declarations of trust upon liquidation of the related trust have been paid in full.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the related trust guarantee.

Events of Default

There will be an event of default under each trust guarantee if we fail to perform any of our payment or other obligations under that trust guarantee. However, other than with respect to a default in payment of any guarantee payment, we must have received notice of default and not have cured the default within 90 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our trust guarantees.

Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantees

The applicable prospectus supplement relating to the preferred securities will indicate whether each trust guarantee is our senior or subordinated obligation. If a trust guarantee is our senior obligation, it will be our general unsecured obligation and will rank equal to our other senior and unsecured obligations.

If a trust guarantee is our subordinated obligation, it will be our general unsecured obligation and will rank as follows:

•	subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture;

•

equally with our most senior preferred or preference stock currently outstanding or issued in the future, with any subordinated guarantees of other preferred securities we or our affiliates may issue and with other issues of subordinated debt securities; and

•	senior to our Common Stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to any subordination provisions and other terms of the trust guarantees relating to applicable subordination.

Information Concerning the Guarantee Trustee

The guarantee trustee, except if we default under the trust guarantees, will undertake to perform only such duties as are specifically set forth in each trust guarantee and, in case a default with respect to a trust guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by any trust guarantee at the request of any holder of the preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it may incur.

Governing Law

Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

Effect of Obligations Under the Debt Securities and the Trust Guarantees

As long as we may make payments of interest and any other payments when they are due on the debt securities held by a trust, those payments will be sufficient to cover distributions and any other payments due on the preferred securities issued by such trust because of the following factors:

•	the total principal amount of the debt securities held by the trust will be equal to the total stated liquidation amount of the preferred securities and common securities issued by the trust;

•

the interest rate and the interest payment dates and other payment dates on the debt securities held by the trust will match the distribution rate and distribution payment dates and other payment dates for the preferred securities and common securities issued by the trust;

•	we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trust, other than obligations under the trust securities; and

•	the declaration of trust will further provide that the trust is not authorized to engage in any activity that is not consistent with its limited purposes.

We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities to the extent a trust has funds available to pay such amounts as and to the extent set forth under this section. Taken together, our obligations under the debt securities, the related indenture, the declaration of trust and the trust guarantee will provide a full, irrevocable and unconditional guarantee of a trust’s payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a trust guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of a trust’s obligations under the preferred securities.

If and to the extent that we do not make the required payments on the debt securities, the trusts will not have sufficient funds to make its related payments, including distributions on the preferred securities. A trust guarantee will not cover any payments when a trust does not have sufficient funds available to make those payments. Your remedy, as a holder of preferred securities, is to institute a direct action against us.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We and the trusts may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers for resale;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities or preferred securities of the trusts through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Wachovia Securities LLC is an affiliate of Prudential Financial within the meaning of Rule 2720(b)(1) of the Conduct Rules of the National Association of Securities Dealers, Inc., or NASD, and may act as an underwriter or agent in connection with the offer and sale of securities offered by us or a trust, pursuant to this prospectus. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when an NASD member, such as Wachovia Securities LLC, distributes an affiliated company’s securities. Wachovia Securities LLC has advised Prudential Financial that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720. Wachovia Securities LLC will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Under the current guidelines of the NASD, the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

In some cases, we and any trust may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. In addition, we, either of the trusts named above or any of their or our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices.

The securities, including securities issued or to be issued by us or the trusts or securities borrowed from third parties in connection with arrangements under which we or the trusts agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we and any trust distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of us or the trusts to be issued on a delayed or contingent basis.

We and the trusts may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We and the trusts may also designate agents from time to time to solicit offers to purchase securities from the public on our or the trusts’ behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the trusts may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or the trusts or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the trusts, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

We or the trusts may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the trusts or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the trusts in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Common Stock. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and any trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we or the trusts agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us or the trusts, or be customers of ours or the trusts, in the ordinary course of business.

Remarketing Transactions and Other Resales

We, the trusts or any of their or our respective affiliates may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we or the trusts may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates or affiliates of either of the trusts may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates and affiliates of any of the trusts may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or the trusts. These remarketing firms will offer or sell the securities pursuant to the terms of the securities.

The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or the trusts and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us or the trusts under agreements that may be entered into with us or the trusts against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us and the trusts in the ordinary course of business.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for Prudential Financial by corporate counsel for Prudential Financial, who may be any of Susan L. Blount, Esq., Timothy P. Harris, Esq., Brian J. Morris, Esq. or Stephen W. Gauster, Esq., and for the underwriters, dealers or agents by Cleary Gottlieb Steen & Hamilton LLP. Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the trusts and its preferred securities will be passed upon for the trusts and us by Richards, Layton & Finger, P.A. Richards, Layton & Finger, P.A. may rely as to matters of New York law upon the opinion of our corporate counsel. Our corporate counsel may rely as to matters of New Jersey law upon the opinion of Timothy P. Harris, Esq., our Chief Investment Counsel, and, as to matters of Delaware law, upon the opinion of Richards, Layton & Finger, P.A. As of the date of this prospectus, each such corporate counsel for Prudential Financial owned less than 1% of the Common Stock of Prudential Financial. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

$600,000,000

Prudential Financial, Inc.

8.875% Fixed-to-Floating Rate Junior Subordinated

Notes due 2068

PROSPECTUS SUPPLEMENT

June 12, 2008

JPMorgan

Morgan Stanley

Wachovia Securities

Citi

Credit Suisse

Goldman, Sachs & Co.

Lehman Brothers

UBS Investment Bank

BMO Capital Markets

BNP PARIBAS

BNY Mellon Capital Markets, LLC

RBS Greenwich Capital

Loop Capital Markets, LLC

The Williams Capital Group, L.P.